$175,250,000.00

                                 SECOND AMENDED
                     AND RESTATED CREDIT FACILITY AGREEMENT

                           dated as of April 27, 1999


                             DYCOM INDUSTRIES, INC.
                                   as Borrower


                   THE SUBSIDIARIES OF DYCOM INDUSTRIES, INC.
                                  as Guarantors

                         DRESDNER BANK LATEINAMERIKA AG
                             as Administrative Agent

                            FIRST UNION NATIONAL BANK
                                 as Lead Manager

                               ABN AMRO BANK, N.V.
                                  as Co-Manager

                               WACHOVIA BANK, N.A.
                                  as Co-Manager

                                       and

                             THE BANKS NAMED HEREIN
                                   as Lenders

TABLE OF CONTENTS
-----------------


I.   DEFINITIONS..............................................................2

II.  THE CREDIT FACILITIES....................................................9

     2.01     The "A"Line of Credit...........................................9
     2.02     The "B"Line of Credit...........................................11
     2.03     The "C"Term Loan................................................13
     2.04     The "D"Line of Credit...........................................14
     2.05     Commitments.....................................................15
     2.06     Lenders' Several Liability......................................16
     2.07     Notice to Administrative Agent and Lenders......................16
     2.08     Request Irrevocable.............................................16
     2.09     Payment to Lenders..............................................16
     2.10     Prepayment of Advances..........................................17
     2.11     Post-Maturity Rates.............................................17
     2.12     Option to Extend Term...........................................17

III. CONDITIONS PRECEDENT.....................................................17

     3.01     Documents Required for the Closing..............................18
     3.02     Conditions to All Advances and Letters of Credit................19
     3.03     Legal Matters...................................................20

IV.  COLLATERAL SECURITY......................................................20

     4.01     Composition of the Collateral...................................20
     4.02     Rights in Property Held by Lenders..............................21
     4.03     Priority of Liens...............................................21
     4.04     Financing Statements............................................22
     4.05     Other Perfection of Security Interests..........................22
     4.06     Reservation of Right to Require Additional Collateral...........22

V.   REPRESENTATIONS AND WARRANTIES...........................................23

     5.01     Organization....................................................23
     5.02     No Violations...................................................23
     5.03     Authorization; Validity.........................................23
     5.04     Financial Statements............................................23
     5.05     Liens and Encumbrances..........................................23
     5.06     Legal Proceedings...............................................23
     5.07     Taxes...........................................................24
     5.08     Adverse Contracts...............................................24
     5.09     Intellectual Properties.........................................24

     5.10     Year 2000 Covenant..............................................24
     5.11     SEC Filings; Financial Statements...............................24
     5.12     Environmental...................................................25
     5.13     Regulations G, U and X..........................................26
     5.14     Accuracy of Information.........................................26
     5.15     Pension and Welfare Plans.......................................26

VI.  BORROWER'S COVENANTS.....................................................27

     6.01     Affirmative Covenants...........................................27
     6.02     Negative Covenants..............................................31

VII. DEFAULT..................................................................34

     7.01     Events of Default...............................................34
     7.02     Acceleration....................................................35
     7.03     Remedies........................................................36

VIII.FUNDING AND PAYMENTS.....................................................36

     8.01     Advances........................................................36
     8.02     Payments by Borrower............................................36
     8.03     Banking Days....................................................37
     8.04     Evidence of Debt................................................37
     8.05     Certificate Conclusive and Binding..............................37

IX.  LENDERS AND ADMINISTRATIVE AGENT.........................................37

     9.01     Appointment.....................................................37
     9.02     Nature of Duties................................................37
     9.03     No Liability to Borrower........................................37
     9.04     Liability.......................................................37
     9.05     Information about Borrower and Guarantors.......................38
     9.06     Duties in Respect of Events of Default..........................38
     9.07     Covenant to Reimburse...........................................38
     9.08     Non-Receipt of Funds by Administrative Agent....................38
     9.09     Assignments.....................................................39
     9.10     Resignation and Removal of Administrative Agent; Successors.....41

X.   INDEMNITIES, SET-OFF AND PRO RATA SHARING................................41

     10.01.   Commitments; Pro Rata Amounts...................................41
     10.02    General Indemnity...............................................41
     10.03    Set-Off.........................................................42
     10.04    Pro Rata Sharing................................................42

XI.  MISCELLANEOUS............................................................43

     11.01    Construction....................................................43

     11.02    Further Assurance...............................................43
     11.03    Enforcement and Waiver by Administrative Agent on Behalf of Lend43
     11.04    Agency Fee and Expenses of Lenders..............................43
     11.05    Annual Facility Fee.............................................44
     11.06    Notices.........................................................44
     11.07    Waiver and Release by Borrower..................................45
     11.08    Participation...................................................45
     11.09    Applicable Law..................................................46
     11.10    Binding Effect.  Assignment and Entire Agreement................46
     11.11    Superseding Effect of Advance Agreement.........................46
     11.12    Funding Losses..................................................46
     11.13    Increased Costs.................................................46
     11.14    Severability....................................................47
     11.15    Counterparts....................................................47
     11.16    Seal............................................................47
     11.17    Communications..................................................47
     11.18    Joinder by Guarantors...........................................48
     11.19    Waiver of Jury Trial............................................48
     11.20    Confidentiality.................................................48
     11.21    Waivers, Amendments, etc........................................48

EXHIBITS



EXHIBIT A      -    Renewal,  Amended and Restated Master  Promissory Note of
                    Borrower under the "A" Line of Credit.

EXHIBIT B      -    Renewal,  Amended and Restated Master  Promissory Note of
                    Borrower under the "B" Line of Credit.

EXHIBIT C      -    Renewal,  Amended and Restated  Master  Promissory  Note of
                    Borrower under the "C" Term Loan.

EXHIBIT D      -    Renewal,  Amended and Restated Master  Promissory Note of
                    Borrower under the "D" Line of Credit.

EXHIBIT E      -    Form of Request for Advance.

EXHIBIT F      -    Form of Second Amended and Restated Security Agreement.

EXHIBIT G      -    Form of Second Amended and Restated Guarantee Agreement

EXHIBIT H      -    Form of Assignment and Acceptance



SCHEDULES


SCHEDULE 3.01(I)    List of Assets of Borrower and Guarantors

SCHEDULE 5.01       List of Subsidiaries

SCHEDULE 5.02       No Violations

SCHEDULE 5.07       Taxes

SCHEDULE 5.12       Environmental

SCHEDULE 5.15       Employee Benefit Plans

SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
-----------------------------------------------------


         THIS SECOND AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (the "Agreement") dated as of the 27th day of April, 1999 by and among DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida (as the context requires, sometimes herein referred to as "Administrative Agent" and sometimes as a "Lender"), ABN AMRO BANK, N.V., Miami Agency, an international bank agency licensed by the State of Florida, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, BANK LEUMI USA, a New York Banking Corporation, WACHOVIA BANK, N.A., a national banking association, FIRST UNION NATIONAL BANK, a national banking association, ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida; BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida (each a "Lender" and, collectively, "Lenders"), on the one part, and DYCOM INDUSTRIES, INC., a Florida corporation ("Borrower"), ANSCO & ASSOCIATES, INC., a Florida corporation, IVY
H. SMITH COMPANY, a Florida corporation, KOHLER CONSTRUCTION COMPANY, INC., a Florida corporation, S.T.S. INC., a Florida corporation, FIBER CABLE, INC., a Delaware corporation, GLOBE COMMUNICATIONS, INC., a North Carolina corporation, STAR CONSTRUCTION, INC., a Tennessee corporation, TESINC, INC., an Arizona corporation, COMMUNICATIONS CONSTRUCTION GROUP, INC., a Pennsylvania corporation, INSTALLATION TECHNICIANS, INC., a Missouri corporation, CABLECOM INC., a Delaware corporation, LOCATING, INC., a Washington corporation, ERVIN CABLE CONSTRUCTION INC., a Kentucky corporation and APEX DIGITAL TV, INC., a Kentucky corporation (each a "Guarantor" and, collectively, "Guarantors"), on the other part.


WITNESSETH:

         WHEREAS, Borrower and certain Lenders are parties to a certain Credit Facility Agreement (the "Original Facility Agreement") dated the 28th day of April, 1997, as amended the 29th day of October, 1997, extending credit to Borrower in a total amount not to exceed THIRTY FIVE MILLION AND 00/100 US DOLLARS ($35,000,000.00) (the "Original Facility"), as amended and restated by that certain Amended and Restated Credit Facility Agreement (the "First Amended and Restated Facility Agreement") dated April 29, 1998 (the "First Amended Facility") extending additional credit to Borrower in an amount not to exceed FIFTY MILLION AND 00/100 US DOLLARS for a credit in a total amount not to exceed EIGHTY-FIVE MILLION AND 00/100 US DOLLARS ($85,000,000.00), as amended by that certain Amendment to the First Amended and Restated Facility Agreement dated the 21st day of December, 1998; and

         WHEREAS, Borrower has requested that Lenders amend and restate the First Amended and Restated Facility Agreement to extend additional credit to it in an amount of NINETY MILLION TWO HUNDRED FIFTY THOUSAND US DOLLARS ($90,250,000.00) for credit in a total amount not to exceed ONE HUNDRED SEVENTY-FIVE MILLION TWO HUNDRED FIFTY

THOUSAND AND 00/100 US DOLLARS ($175,250,000.00) (the "Second Amended Facility"), and Lenders are willing to do so upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the parties hereby agree to amend and restate the First Amended and Restated Facility Agreement, adding additional parties, and increasing the facility amount in, and restate the First Amended and Restated Facility Agreement as follows:


I.       DEFINITIONS
         -----------

         1.01 "Advance or Advances" shall mean a loan or advance or the aggregate of all advances under this Agreement in accordance with Section 2.01, 2.02, 2.03 or 2.04 hereof.

         1.02 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of Exhibit I hereto.

         1.03 "Banking Day" shall mean any day in which banks operating in the City of Miami, Florida, City of New York, New York and the City of London, England are open for business or are not authorized or required to be closed. A "London Banking Day" shall mean any day in which banks operating in the City of London, England are open for business or are not authorized or required to close.

         1.04 "Closing Date" shall mean April 27, 1999, and "Closing" shall mean the acts scheduled to take place on the Closing Date in the State of Georgia at a place to be designated by the Administrative Agent.

         1.05 "Collateral Documents" shall mean the documents granting the security interest in the Collateral specified in Section 4.01 hereof. For purposes of this definition, Collateral Documents shall not include the Guarantees.

         1.06 "Commercial Letter(s) of Credit" shall mean an undertaking by Administrative Agent, on behalf of Lenders, to pay money to a beneficiary, which is a provider of goods to Borrower or any Guarantor, upon Borrower's delivery of an application to Administrative Agent, in form and substance as set forth in Administrative Agent's standard application for Commercial Letters of Credit, such undertaking to be payable to the beneficiary by Administrative Agent upon presentation of documents only by the beneficiary to Administrative Agent pursuant to Section 2.01 hereof.

         1.07 "Commitment" shall mean, in relation to each Lender, the proportionate amount of all Advances to be made to Borrower under this Agreement, as set forth in Section 2.05 and, in respect of a proposed Advance, the portion of that Advance which is to be made by that Lender.

         1.08 "Control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean: (A) the possession, directly or indirectly, of the power to direct or cause the direction and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (B) the beneficial ownership by any Person, or two or more Persons acting in concert, of 20% or more of the voting shares of capital stock of Borrower or any Guarantor.

         1.09 "Default" shall mean any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         1.10 "Defaulting Lender" shall mean any Lender which has failed to pay any amount which it is required to pay or fund hereunder.

         1.11 "Dollar," "US Dollars" or "$" shall mean the lawful currency of the United States of America.

         1.12 "EBITDA" at any date, shall mean Borrower's income (loss) from operations before interest, taxes, depreciation and amortization for the most recently ended four (4) consecutive Fiscal Quarters, computed or calculated on a consolidated basis in accordance with GAAP.

         1.13 "EBITDAR" at any date, shall mean Borrower's EBITDA plus its lease and rental expenses for the most recently ended four (4) consecutive Fiscal Quarters, computed or calculated on a consolidated basis in accordance with GAAP.

         1.14 "Eligible Assignee" shall mean (i) a Lender; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least Fifty Million US Dollars ($50,000,000); (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million US Dollars ($100,000,000), so long as such bank is acting through a branch or agency located in the United States, in the country in which it is organized or in another country that is described in this clause
(iii); (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and (v) any other Person approved by the Agent; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         1.15 "Environmental Laws" shall mean all applicable federal, state or local statutes, laws ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), and the Comprehensive Environmental Response Compensation Liability Information Systems List ("CERCLIS").

         1.16 "Event of Default" shall mean any of the events or circumstances specified in Section 7.01 hereof.

         1.17 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

         1.18 "Financial Statements" shall mean Borrower's or, where appropriate, a Guarantor's, balance sheet, statement of income and related earnings, statement of changes in shareholder's equity and statement of cash flows with related notes specifying significant accounting practices and their impact on such financial statements, heretofore delivered, or to be delivered, under the terms of this Agreement, to Lenders.

         1.19 "Fiscal Quarter" shall mean any quarter of a Fiscal Year.

         1.20 "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on July 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on July 31 occurring during such calendar year.

         1.21 "GAAP" shall mean generally accepted accounting principles of the United States of America, consistently applied during the periods involved. Accounting terms not otherwise specifically defined herein shall have the definitions assigned to them under, or be interpreted in accordance with, GAAP, and all accounting determinations hereunder to be made on a consolidated basis shall be made for Borrower and all its Subsidiaries.

         1.22 "Guarantor or Guarantors" where the context so requires, shall mean, one or more of the following corporations, all of which are wholly-owned Subsidiaries of Borrower:

          ANSCO & ASSOCIATES, INC., a Florida corporation;
          IVY H. SMITH COMPANY, a Florida corporation;
          KOHLER CONSTRUCTION COMPANY, INC., a Florida corporation; S.T.S. INC., a Florida corporation;
          FIBER CABLE, INC., a Delaware corporation;
          GLOBE COMMUNICATIONS, INC., a North Carolina corporation; STAR CONSTRUCTION, INC., a Tennessee corporation;

          TESINC, INC., an Arizona corporation;
          COMMUNICATIONS CONSTRUCTION GROUP, INC., a Pennsylvania corporation INSTALLATION TECHNICIANS, INC., a Missouri corporation
          CABLECOM INC., a Delaware corporation;
          LOCATING, INC., a Washington corporation;
          ERVIN CABLE CONSTRUCTION INC., a Kentucky corporation;
          APEX DIGITAL TV, INC., a Kentucky corporation; and

all other wholly-owned subsidiaries of Borrower now owned or hereafter acquired, each of which shall execute a guarantee of the Indebtedness in favor of Lenders (the "Guarantees").

         1.23 "Hazardous Material" shall mean:

               (a) any "hazardous substance", as defined by CERCLA;

               (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

               (c) any petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         1.24 "Hedging Instrument(s)" shall mean an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts or warrants between Borrower and/or any Guarantor, on the one hand, and any Lender, on the other.

         1.25 "Indebtedness", as applied to any Person, shall mean all items of indebtedness, obligations or other liabilities of such Person, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation:

                  (A) all indebtedness of others guaranteed, by such Person, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                  (B) all indebtedness of others, in effect, guaranteed by such Person, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

                  (C) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance on property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

                  (D) all indebtedness incurred as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

                  (E) all obligations of such Person with respect to letters of credit, performance bonds or similar instruments; and

                  (F) all obligations of such Person under any Hedging Instruments.

         1.26 "Interest Period" shall mean the period, as set forth below, for determination of the rate of interest payable with respect to any particular Advance or the aggregate amount of all Advances, as the case may be.

         1.27 "LIBOR" shall mean, in relation to any relevant sum and any relevant Interest Period, the rate of interest per annum determined by Administrative Agent to be the arithmetic mean (rounded up if necessary to the nearest integral multiple of 1/16%) of the respective rates shown on the Reuters Monitor Screen as being the rate per annum at which Dollar deposits are offered for a period equal or comparable to such period or, if there is no period equal or comparable to such period, the period which is closest in length to such period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period; for this purpose "Reuters Monitor Screen" means the display designated as page "LIBO" on the Reuters Monitor system or such other page as may replace page "LIBO" on that system for the purpose of displaying offered rates for Dollar deposits.

         1.28 "Lien" shall mean any mortgage, deed of trust, hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or similar instrument naming Borrower or any Subsidiary of Borrower as owner of the Collateral to which such Lien relates as debtor under the law of any jurisdiction.

         1.29 "Majority Lenders" shall mean, at any time, Lenders, excluding Defaulting Lenders, owed at least sixty six and two-thirds per cent (66.67%) of the then aggregate outstanding Advances or, if no such Advances are then outstanding, Lenders having at least sixty six and two thirds percent (66.67%) of the Commitments.

         1.30 "Material Adverse Effect" shall mean (A) a materially adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of Borrower and Guarantors, taken as a whole, (B) an impairment of the ability of Borrower or Guarantors to perform any of their respective obligations hereunder or under the Notes, the Guarantees or any Collateral Documents or (C) an impairment of the validity or enforceability of, or an impairment of the rights, remedies or benefits available to Lenders under this Second Amended and Restated Facility or the Notes, Guarantees or any Collateral Documents or (D) any significant diminution of the amount which Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of any of the Collateral.

         1.31 "Note or Notes" shall mean one or all of the notes identified in
Section 2.01, 2.02, 2.03 or 2.04 below.

         1.32 "Obligations" shall mean the obligations of Borrower:

                  (A) to pay the principal of and interest on the Notes in accordance with the terms thereof and to satisfy all of the other liabilities to Lenders arising hereunder or under the Notes or any Collateral Documents, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (B) to repay to Lenders all amounts advanced by Lenders hereunder on behalf of Borrower or any Guarantor including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

                  (C) to reimburse Lenders, on demand, for all of Lenders' expenses and costs, including the reasonable fees and expenses of their respective counsel, in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the documents required hereunder including, without limitation, any proceedings brought or threatened to enforce payment of any of the obligations referred to in the foregoing sub-paragraphs (A) and (B).

         1.33 "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                  (A) Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable;

                  (B) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are incurred in the ordinary course of business that are not yet due and payable; or

                  (C) Pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

                  (D) Purchase money Liens upon or in property acquired or held by Borrower or any of its Subsidiaries in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of the property to be subject to such Liens which Indebtedness is permitted to be incurred in accordance with Section 6.02(A)(5), Section 6.02(A)(6) and Section 6.02(A)(7);

                  (E) Easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable, adversely affect the use of such property for its present purposes or materially impair the net equity of the owner of such property;

                  (F) Liens in favor of Lenders created pursuant to the terms of this Agreement.

         1.34 "Person" shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         1.35 "Prime Rate" shall mean the rate of interest published by the Administrative Agent at its offices in Miami, Florida as its "prime rate" from time to time, which is purely a benchmark, and is not necessarily Administrative Agent's best or lowest rate. The Prime Rate as applied to the credit facilities under this Agreement shall fluctuate with each and every change in the Administrative Agent's published Prime Rate; provided, however, that the Prime Rate as published by Administrative Agent shall never exceed the maximum rate of interest allowed by law.

         1.36 "Pro Rata Share" shall mean, in relation to each Lender, in respect of any amount owing to Lenders hereunder, the portion of that amount which is owing to that Lender and, in respect of a proposed Advance, the pro rata share of the Advance which is to be made by that Lender in accordance with its Commitment.

         1.37 "Release" shall mean a "release", as such term is defined in CERCLA.

         1.38 "Resource Conservation and Recovery Act" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time

         1.39 "SEC" shall mean the U.S. Securities and Exchange Commission.

         1.40 "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed or required to be filed, by Borrower or any Guarantor with any regulatory authority pursuant to the Securities Laws.

         1.41 "Securities Laws" shall mean the U.S. Securities Act of 1933, as amended, the U.S. Securities and Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any regulatory authority promulgated thereunder.

         1.42 "Senior Funded Debt" shall mean all funded Advances under this Agreement.

         1.43 "Small Business(es)" shall mean any Target (as defined in Section 6.02(J)(2)) that meets the criteria set forth in Section 6.02(J).

         1.44 "Standby Letter(s) of Credit" shall mean any letter or letters of credit issued by Administrative Agent on behalf of Lenders in favor of an insurance company, bonding company or customer of Borrower and/or one or more of Guarantors to stand in lieu of a retention or the posting of a bid, performance or completion bond in a construction contract.

         1.45 "Subsidiary or Subsidiaries" of any Person shall mean, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time, or in the future, directly owned by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of Borrower or a Guarantor, as the context requires.

         1.46 "Total Funded Debt" shall mean all funded Advances, loans and debt of Borrower on a consolidated basis including, without limitation, capital leases. Contingent liabilities, such as Letters of Credit under this Agreement, are excluded from Total Funded Debt.

         1.47 "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Borrower or any of Guarantors will not, in the case of dates or time periods occurring after December 31, 1999, perform properly date sensitive functions at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.


II.      THE CREDIT FACILITIES
         ---------------------

         2.01 The "A" Line of Credit. So long as no Default or Event of Default under this Agreement exists at the time a request for issuance is made, the "A" line of credit facility (the ` "A" Line of Credit') shall be available, for a period of three (3) years from the Closing Date up to a total aggregate principal amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 US DOLLARS ($17,500.000.00) for the issuance of Standby Letters of Credit and Commercial Letters of Credit for the account of Borrower and/or any Guarantor for the purpose of issuing a letter of credit to an insurance company, lending company or customer of Borrower and/or Guarantor in lieu of a retention or posting of a bid, performance or completion bond in a construction contract for Borrower's insurance policies, as follows:

                  (A) General. Standby Letters of Credit and Commercial Letters of Credit (collectively, the "Letters of Credit") requested under this subsection shall be upon written request by Borrower three (3) Banking Days prior to the intended date of issuance and, in the event such Letter of Credit is to be issued on behalf of a Guarantor, by Borrower and such Guarantor (as co-applicants) to Administrative Agent ("Request for Letters of Credit"), stating the specific purpose of each such Letter of Credit, the type of credit (Standby Letter of Credit or Commercial Letter of Credit) and the specific entity (whether Borrower or one or more of Guarantors) for whose account such Letter of Credit is to be issued and shall provide all information required for issuance, including names and addresses of all beneficiaries. Any such Letters of Credit requested shall carry an expiry of not more than one (1) year, shall be in good commercial form, payable against presentation of documents only, and incorporate only clear and concise terms and conditions for payment, without ambiguities. Any Letters of Credit or advances outstanding under the "A" Line of Credit established under the First Amended Facility at the Closing of this Second Amended Facility shall be treated as issued under this "A" Line of Credit, with no change, however, in the expiry or terms of any such advances or Letter of Credit, all of which are set forth on Schedule 2.01(A) hereto.

                  (B) Effect of Issuance. The issuance of any Letters of Credit under the "A" Line of Credit shall reduce the availability of further Letters of Credit or Advances under this "A" Line of Credit by the amount subject to payment under the same, unless and until the same expires.

                  (C) Payment Under Letters of Credit. Any payments which Administrative Agent is required to make under the terms of any Letter of Credit shall be treated as cash Advances under the "A" Line of Credit and shall be repaid to Administrative Agent, for the account of Lenders on or before the expiration date provided for under the relevant Letter of Credit. Such payments shall likewise reduce the availability of the "A" Line of Credit for the issuance of further Letters of Credit in the amount of the same until and to the extent that such payments shall be repaid. Interest on the outstanding balance of such Advances shall be payable monthly, in arrears. Upon the occurrence of an Event of Default, and while there are any Letters of Credit outstanding, Borrower shall provide to Lenders additional collateral in the form of cash deposits, if requested by Majority Lenders. Borrower shall pay immediately any amount drawn under a Letter of Credit after the expiration of the "A" Line of Credit.

                  (D) Fees for Issuance of Letters of Credit. Fees for issuance of Standby Letters of Credit and Commercial Letters of Credit shall be determined at the time a Request for Letter of Credit is submitted, according to Borrower's election, at either:

                           (1) eighty-seven and one-half basis points (0.875%) per annum of the amount subject to payment under the relevant Letter of Credit, payable quarterly, in advance, at issuance and at the beginning of each quarter thereafter for so long as the relevant Letter of Credit remains outstanding, together with any renewals thereof; or

                           (2) seventy five basis points (0.75%) per annum of the amount subject to payment under the relevant Letter of Credit, in advance, at issuance and at each anniversary thereafter for so long as the relevant Letter of Credit remains outstanding, together with any renewals thereof.

                  (E) Interest Rate on Payments Made Under Letters of Credit. Interest on all payments made by Administrative Agent or Lenders pursuant to
Section 2.01(C) shall be charged at the Prime Rate plus one per cent (1%) per annum from the date of payment until the repayment thereof.

                  (F) Letter of Credit Agreement. Borrower shall execute Administrative Agent's standard Letter of Credit Application/Agreement with respect to each Request for Letter of Credit under the "A" Line of Credit.

                  (G) Manner of Participation in Letters of Credit. Notwithstanding any other term herein contained, Administrative Agent shall be the sole issuer of Letters of Credit under the "A" Line of Credit on behalf of all Lenders. Upon notifications as provided for in Sections 2.07 and 10.01, each Lender shall set up appropriate reserves on their respective books for the contingent liability to Administrative Agent represented by the issuance of any Letter of Credit, and (except for Administrative Agent as Lender) shall issue its own standby letter of credit, in favor of Administrative Agent, in accordance with the respective Commitments set forth in Paragraph 2.05. Once Administrative Agent has been required to pay under the terms of a Letter of Credit, each Lender shall be required to fund or reimburse such payment to Administrative Agent, in accordance with such Lender's Commitment, as set forth in Section 2.05 hereof. Lenders, parties to the First Amended Facility, agree to adjust their respective Pro Rata Share of commitments, among themselves, in proportion to their interests, in Advances and Letters of Credit outstanding under the "A" Line of Credit of the First Amended Facility.

                  (H) Note. The "A" Line of Credit shall be evidenced by a master promissory note (Note "A"), substantially in the form attached hereto as Exhibit "A".

         2.02 The "B" Line of Credit. So long as no Default or Event of Default under this Agreement exists at the time a request for borrowing is made hereunder, for a period of three (3) years from the Closing Date, the "B" line of credit facility (the `"B" Line of Credit') will be available on a revolving basis for Advances each having a term of up to one hundred eighty (180) days. During the period when the "B" Line of Credit is available, Borrower may borrow, pay, prepay (subject to Section 2.10 hereof) and re-borrow, on a revolving basis, up to a maximum principal amount of FIFTY MILLION US DOLLARS ($50,000,000.00), as follows:

                  (A) General. The initial Advance under the "B" Line of Credit shall be utilized for general working capital purposes of Borrower and Guarantors, and shall be drawn at Closing for the purpose of paying all of Borrower and Guarantors' then existing Obligations under the "B" Line of Credit of the First Amended Facility. On the Closing Date, Borrower shall elect a term for such initial Advance of either thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days and the rate of interest elected under the terms of Section 2.02(C) hereof. From and after such initial Advance, further Advances requested under this sub-paragraph shall be made upon written request made by Borrower (a "Request for Advance") three (3) Banking Days prior to the intended date of funding each Advance stating the specific purpose of each Advance, the specific entity (whether Borrower or one or more of Guarantors) utilizing said Advance, the period of time for which the Advance is requested, either thirty (30), sixty
(60), ninety (90) or one hundred eighty (180) days, and the rate of interest elected under the terms of Section 2.02(C). Each Request for Advance under the "B" Line of Credit shall be for not less than Two Million US Dollars ($2,000,000.00) or for amounts greater than said minimum only in multiples of Five Hundred Thousand US Dollars ($500,000.00).

                  (B) Repayment. Each Advance under the "B" Line of Credit shall be repaid within the period of time specified in the relevant Request for Advance.

                  (C) Interest Rate. Interest with respect to each Advance under the "B" Line of Credit shall accrue and be paid on the unpaid principal balance from time to time outstanding at one of the following rates elected by Borrower in the relevant Request for Advance:

                           (1) the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day LIBOR rate effective on the date of such Advance according to the term for which the relevant Advance is requested, plus one and one-quarter of one percent (1.25%) per annum; or

                           (2) the Prime Rate minus one and one-eighth of one per cent (1.125%) per annum, to change with each change in the Prime Rate.

Interest based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be. Interest based on LIBOR shall be computed on the basis of a 360-day year in each case for the actual number of days elapsed (i.e., 1/360 of a full year's interest shall accrue for each day any LIBOR based Advance is outstanding) and shall be due quarterly (or, if earlier, at maturity) and payable in arrears. Said interest rate shall never exceed the maximum rate allowed, from time to time, by law.

                  (D) Non-Utilization Fee. Borrower shall pay to Administrative Agent in arrears, for the ratable account of Lenders, on a quarterly basis and on the date of termination of the availability of funds under this Second Amended Facility, a non-utilization fee equal to fifteen (15) basis points (0.15%) per annum of the difference between the total amount available under the "B" Line of Credit and the average of the Advances outstanding during the three
(3) month period immediately preceding such quarter.

                  (E) Note. The "B" Line of Credit shall be evidenced by a master promissory note (Note "B"), substantially in the form attached hereto as Exhibit "B".

         2.03 The "C" Term Loan. Upon delivery of this Agreement and fulfillment of the conditions precedent as set forth herein, Lenders agree to fund a term Advance (the `"C" Term

Loan') for the amount of TWELVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 US DOLLARS ($12,750,000.00), as follows:

                  (A) General. The "C" Term Loan shall be funded on the Closing Date for the purpose of repaying all sums owing under the "C" Line of Credit under the First Amended Facility and the balance for general corporate purposes of Borrower.

                  (B) Repayment. The "C" Term Loan shall be repaid in nine (9) equal consecutive semi-annual installments in the principal amount of One Million Dollars ($1,000,000.00) each, commencing ninety (90) calendar days from the Closing Date, with accrued interest to be paid with each such installment and the remaining balance in the principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) plus accrued interest thereon becoming due and payable five (5) years from the Closing Date.

                  (C) Interest Rate. Interest on the "C" Term Loan shall accrue and be paid on the unpaid principal balance from time to time outstanding at one of the following rates elected by Borrower on the Closing Date:

                           (1) the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day LIBOR rate effective on the Closing Date applicable to the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day initial Interest Period selected by Borrower, plus one and three-quarters of one per cent (1.75%) per annum, to change in accordance with the LIBOR Rate applicable to each relevant Interest Period elected by Borrower thereafter, provided, however, that, if at the end of any relevant Interest Period Borrower shall not make such an election on a timely basis, then the one hundred eighty
                                    (180) day rate shall be applicable; or

                           (2) the Prime Rate minus one-half of one per cent (0.50%) per annum, to change with each change in the Prime Rate.

Interest based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be. Interest based on LIBOR shall be computed on the basis of a 360-day year in each case for the actual number of days elapsed (i.e., 1/360 of a full year's interest shall accrue for each day any LIBOR based Advance is outstanding) and shall be due quarterly (or, if earlier, at maturity) and payable in arrears. Said interest rate shall never exceed the maximum rate allowed, from time to time, by law.

                  (D) Note. The "C" Term Loan shall be evidenced by a master promissory note (Note "C"), substantially in the form attached hereto as Exhibit "C".

         2.04 The "D" Line of Credit. So long as no Default or Event of Default under this Agreement exists at the time a Request for Advance is made hereunder, for a period of three (3) years from the Closing Date, the "D" line of credit facility (the `"D" Line of Credit') will be available, subject to Section 2.04(F), on a non-revolving basis, for new equipment purchases and acquisition of stock and/or assets of Small Businesses by Borrower or any Guarantor. During such term, Borrower may borrow, a total amount of up to a maximum limit of NINETY FIVE MILLION US DOLLARS ($95,000,000.00), as follows:

                  (A) General. The initial Advance under the "D" Line of Credit shall be for the purpose of paying any amounts outstanding under the "D" Line of Credit of the First Amended Facility; provided, however, that such initial Advance shall be repaid under the schedule(s) of remaining payments for amounts outstanding under the Original Facility or the First Amended Facility, as applicable. On the Closing Date, Borrower shall elect the rate of interest applicable to such initial Advance in accordance with the terms of Section 2.04(C) hereof. From and after the date of said initial Advance, further Advances requested under this subsection shall be made upon a Request for Advance made by Borrower three (3) Banking Days prior to the intended date of funding of each Advance stating the specific purpose of each Advance, the specific entity (whether Borrower or one or more Guarantors) utilizing such Advance, the specific equipment or Small Business acquisition to be financed with such Advance and the rate of interest elected under the terms of Section 2.04(C). After the initial Advance, each Request for Advance under the "D" Line of Credit shall be for not less than One Million US Dollars ($1,000,000.00) or for amounts greater than said minimum only in multiples of Two Hundred Fifty Thousand US Dollars ($250,000.00).

                  (B) Repayment. Borrower shall repay Administrative Agent for the ratable account of Lenders the outstanding principal amount of each Advance made to Borrower pursuant to this Section 2.04 in up to fifteen installments, each installment in an amount such that the principal amount of the Advance is repaid in equal quarterly installments, commencing on the last day of the first quarter after the Advance is made, with the final installment paid on or before October 22, 2004.

                  (C) Interest Rate. Interest with respect to each Advance under the "D" Line of Credit shall accrue and be paid on the unpaid principal balance of each Advance from time to time outstanding at one of the following rates elected by Borrower in the relevant Request for Advance:

                           (1) the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day LIBOR rate effective on the Closing Date applicable to the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day initial Interest Period elected by Borrower, plus one and one-half of one per cent (1.50%) per annum, to change in accordance with the LIBOR Rate applicable to each relevant Interest Period elected by Borrower thereafter, provided, however, that if, at the end of any relevant Interest Period Borrower shall not make such an election on a timely basis, then the one hundred eighty
                                    (180) day rate shall be applicable; or

                           (2) the Prime Rate in effect, from time to time, minus three quarters of one per cent (0.75%) per annum, to change with each change in the Prime Rate.

Interest based on the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be. Interest based on LIBOR shall be computed on the basis of a 360-day year in each case for the actual number of days elapsed (i.e., 1/360 of a full year's interest shall accrue for each day any LIBOR based Advance is outstanding) and shall be due monthly (or, if earlier, at maturity) and payable in arrears. Such interest rate shall never exceed the maximum rate allowed, from time to time, by law.

                  (D) Note. The "D" Line of Credit shall be evidenced by a master promissory note ("Note") substantially in the form attached hereto as Exhibit "D."

                  (E) Additional Condition to Advance for Equipment Purchases. Except for the initial Advance under the "D" Line of Credit and for Advances under Paragraph 2.04(F), Advances under the "D" Line of Credit shall not exceed 80% of verifiable cost for equipment financed thereunder. All such Requests for Advance under the "D" Line of Credit shall be accompanied by supplier's invoices and bills of lading for such equipment and all such equipment shall be subject, at acquisition, to the Lien of the Collateral Documents.

                  (F) Availability of Line for Business Acquisitions. The total amount of Advances available under the "D" Line of Credit for acquisition of stock and or assets of Small Businesses is limited to Forty Five Million US Dollars ($45,000,000).

                  (G) Non-Utilization Fee. Borrower shall pay to Administrative Agent, for the ratable account of Lenders, on a quarterly basis and on the date of termination of the availability of funds under this Second Amended Facility, a non-utilization fee equal to fifteen (15) basis points (0.15%) per annum of the difference between the total amount available under the "D" Line of Credit and the average of the Advances outstanding during the three (3) month period immediately preceding such quarter.

         2.05 Commitments. Each Lender will participate in each Advance in the proportion which its undrawn Commitment bears to the undrawn amount of the Second Amended Facility before such Advance is made. It is understood and agreed that the Commitment hereunder with respect to each Lender is as follows:

    DRESDNER BANK LATEINAMERIKA
    AKTIENGESELLSCHAFT, Miami Agency                              $35,750,000.00
    FIRST UNION NATIONAL BANK                                      35,500,000.00
    ABN AMRO BANK, N.V.                                            22,000,000.00
    WACHOVIA BANK, N.A.                                            22,000,000.00
    BANK LEUMI USA                                                 15,000,000.00
    THE FIRST NATIONAL BANK OF CHICAGO                             15,000,000.00
    ISRAEL DISCOUNT BANK LIMITED, Miami Agency                     15,000,000.00
    BANQUE SUDAMERIS                                               15,000,000.00

         2.06 Lenders' Several Liability. The rights and obligations of Lenders under this Agreement are several and, accordingly:

                  (A) the amount at any time owing hereunder by Borrower to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its respective rights arising out of this Agreement, the Notes, the Guarantees and the Collateral Documents; and

                  (B) the failure of any Lender to perform its obligations hereunder shall not relieve any other Lender, Administrative Agent, Borrower or any Guarantor of any of its respective obligations, nor shall any Lender or Administrative Agent be responsible for the obligations of any other Lender or Administrative Agent.

         2.07 Notice to Administrative Agent and Lenders. Borrower shall promptly notify Administrative Agent of each Request for Advance and each Request for Letter of Credit and shall forward a duplicate original thereof to each Lender. Subject to the provisions of this Agreement, each Lender shall make available its Pro Rata Share of Commitments in the relevant Advance to Administrative Agent.

         2.08 Request Irrevocable. A Request for Advance or a Request for Letter of Credit, once delivered to Administrative Agent, shall be irrevocable and Borrower shall be bound to draw the Advance or accept the issuance of the Letter of Credit in accordance therewith, except as otherwise provided in this Agreement. If, for any reason, an Advance is not drawn in accordance with a Request for Advance or a Request for Letter of Credit is not issued, Borrower shall, on demand, pay to Administrative Agent for the account of each Lender such amount (if any) as such Lender may certify to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds arranged for the purpose of the proposed Advance not having been drawn or the proposed Letter of Credit not having been issued in accordance with the Request for Advance or Request for Letter of Credit.

         2.09 Payment to Lenders. All sums payable to Lenders hereunder shall be paid to Administrative Agent for the ratable account of Lenders in immediately available funds, in lawful money of the United States of America. Administrative Agent shall send Borrower statements for all amounts due hereunder, which statements shall be considered correct and conclusively binding on Borrower, unless Borrower notifies Administrative Agent to the contrary within fifteen
(15)
calendar days of its receipt of any statement which it deems to be incorrect. Alternatively, at their sole discretion, each Lender may charge against any deposit account of Borrower, all or any part of any amounts due hereunder.

         2.10 Prepayment of Advances. Borrower shall have the right to prepay any Advance hereunder, in a minimum amount of One Million US Dollars ($1,000,000.00). Prime Rate Advances shall be prepayable without penalty. In the event that Borrower prepays all or any part of any Advance with respect to which the LIBOR based rate of interest has been elected other than on the last date of the relevant Interest Period for such Advance, then the rate of interest applicable to any portion of such Advance that remains outstanding shall become the Prime Rate (to change with each change in such Prime Rate) and Borrower shall reimburse Lenders for costs incurred by Lenders as a result of having funded such Advance as a LIBOR Rate based Advance, by paying Lenders the sum of $100.00 per Lender plus, in the event the LIBOR Rate on the date of such prepayment is less than the LIBOR Rate effective for such Advance, a sum equal to the difference, on an annualized basis, between the LIBOR Rate effective for such Advance and the LIBOR Rate effective on the date of such prepayment times the amount of principal of such Advance for the remaining days between the date of prepayment and the last day of such relevant Interest Period. All prepayments under this Section 2.10 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. Any prepayment of Advances pursuant to this Section 2.10 shall be applied to the installments thereof in inverse order of maturity. Hedging Instrument transactions or agreements shall not be prepayable.

         2.11 Post-Maturity Rates. In the event any principal amount of any Advance, or any other monetary Obligation of Borrower has not been paid when due hereunder (whether on the stated maturity date, upon acceleration or otherwise) Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such unpaid principal amount at a rate per annum (the "Post-Maturity Rate") equal to the Prime Rate plus a margin of 5%.

         2.12 Option to Extend Term. So long as there is no Default, and subject to the approval by all Lenders, Borrower shall have the option to extend the expiration of the original three (3) year term of the "A", "B" and " D" Lines of Credit for two (2) consecutive one (1) year terms by submitting a written request for extension at least one hundred eighty (180) days prior to the expiration of the original three (3) year term and one (1) year option term, as applicable. Lenders shall have one hundred twenty (120) days following the receipt of such request to approve or deny any request for extension. The failure of any Lender to respond to any request for extension pursuant to this
Section 2.12 shall constitute a denial of such request.


III.     CONDITIONS PRECEDENT

The obligation of Lenders to make the Advances or issue Letters of Credit hereunder is subject to the following conditions precedent:

         3.01 Documents Required for the Closing. At Closing, Borrower shall have delivered the following executed documents to Administrative Agent, in such form and content as may be required by, and acceptable to, Administrative Agent, in its sole discretion:

                  (A) All of the Notes, dated as of the Closing Date;

                  (B) Security agreements, substantially in the form of Exhibit F attached hereto, financing statements and any other Collateral Documents, and such other documents, acceptable to Administrative Agent and Lenders' counsel, as may be necessary or required under the applicable law to perfect or continue the perfection of the first and prior Lien of Lenders against the Collateral;

                  (C) Guarantees, substantially in the form of Exhibit G attached hereto;

                  (D) Corporate resolutions, and incumbency certificates from the Board of Directors of Borrower authorizing the execution of this Agreement, the Notes, Borrower's Collateral Documents and related documentation, in such form and content as may be required by Administrative Agent or its counsel;

                  (E) Corporate resolutions and incumbency certificates of the Boards of Directors and shareholders' resolutions from each of Guarantors authorizing the execution of the Guarantees and each of Guarantors' Collateral Documents;

                  (F) Certificates of good standing and certified copies of the respective Articles of Incorporation and Bylaws of Borrower and each Guarantor;

                  (G) Written opinion letters from Borrower's and Guarantor's counsel containing legal opinions with respect to the representations and warranties set forth below and opining that:

                           (1) Borrower and each Guarantor are corporations
duly organized, validly existing and in good standing under the laws of their respective states of incorporation, are qualified to transact business and are in good standing in those states where the nature of their business or property owned by them require qualification, and Guarantors are wholly-owned Subsidiaries of Borrower;

                           (2) Borrower and each Guarantor has capacity
(statutory and otherwise) and power to execute and deliver this Agreement, to borrow money hereunder, to grant the Collateral required hereunder, to execute and deliver the Notes, the Guarantees and the Collateral Documents, and to perform their obligations hereunder and thereunder; and

                           (3) All corporate action by Borrower and each
Guarantor and all consents and approvals of any persons necessary to the validity of this Agreement, the Notes, the Guarantees, the Collateral Documents, and each other document to be delivered hereunder has been duly obtained; this Agreement, the Notes, the Guarantees, the Collateral documents, and such other documents executed in connection herewith, are legal, valid, binding and enforceable in accordance with their respective terms and do not conflict with any provision of the charter or bylaws of

Borrower or any Guarantor or any applicable laws or any other agreement binding Borrower or any of Guarantors or its or their respective properties;

                           (4) The procedures contemplated with respect to the
perfection of the Liens on the Collateral are good and sufficient in form, under applicable law, to perfect first and prior Liens on the Collateral in favor of Lenders;

                           (5) No legal or administrative proceedings exist or
are threatened against Borrower or any Guarantor, which substantially adversely affect their respective conditions, financial or otherwise.

                  (H) With respect to any Advance required at Closing upon which Borrower desires to elect a LIBOR based interest rate, Borrower shall have delivered notice of its election with respect thereto, not later than the second (2nd) Banking Day before the Closing Date;

                  (I) Borrower shall provide Administrative Agent with a listing of all assets titled or untitled and the locations of such assets owned by Borrower and each Guarantor;

                  (J) Five (5) days prior to the Closing Date, Borrower shall have delivered to Administrative Agent all schedules required to be delivered by it hereunder; and

                  (K) Such other documentation as may reasonably be required by Administrative Agent or Lenders' counsel.

         3.02 Conditions to All Advances and Letters of Credit. The obligation of Lenders to make any Advance to be made by it (including the initial Advance), and issue or renew any Letters of Credit, is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                  (A) Request for Advance. Administrative Agent shall have received a Request for Advance or Request for Letter of Credit, as applicable, as required under Article II.;

                  (B) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of the date of such Request for Advance or Request for Letter of Credit as applicable, with the same effect as if made on and as of such date;

                  (C) No Existing Default. No Default or Event of Default shall exist or shall result from the making of such Advance or the issuance of such Letter of Credit;

                  (D) No Future Advance Notice. Lenders shall not have received any notice that any Collateral Document will no longer secure on a first priority basis (other than Permitted Liens) future Advances to be made, or Letters of Credit to be issued, under this Agreement which shall not have been cured on or prior to the date of the Request for Advance or Request for Letter of Credit, as applicable;

                  (E) Other Documents; Satisfaction. Not later than 10:30 a.m. (Miami time) on the proposed Advance or Letter of Credit date, Lenders shall have received and found satisfactory, on a reasonable basis, such additional information, legal opinions and documents relating to Borrower, Guarantors or this Agreement or any Collateral Document, as Lenders may require as a result of circumstances arising or becoming known to Lenders since the date of the previous funding of an Advance or Letter of Credit or, if no funding has been made, the date of this Agreement.

All Requests for Advance made under this Agreement shall follow the form of Exhibit "E", attached hereto and made a part hereof.

Each Request for Advance or Request for Letter of Credit, as applicable, submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such Request for Advance or Request for Letter of Credit, as applicable, that the conditions in this Section
3.02 are satisfied.

         3.03 Legal Matters. At the time of the Closing and of each subsequent disbursement of an Advance or issuance of Letter of Credit hereunder, all legal matters incidental thereto shall be satisfactory to Administrative Agent's counsel, Messrs. Baker & McKenzie.


IV.      COLLATERAL SECURITY
         -------------------

         4.01 Composition of the Collateral. Borrower and each Guarantor grants or confirms the prior grant to Lenders under the Original Credit Facility and the First Amended Facility, as appropriate, a Lien on and security interest in the following property belonging to each of them (the "Collateral") as security for the payment of the Obligations whether now existing or hereafter arising and the performance by Borrower and each Guarantor of its obligations under this Agreement and any Hedging Instrument entered into from time to time:

                  (A) All machinery, equipment, vehicles, vessels, aircraft, fixtures, buildings, appliances, furniture and other tangible assets, now owned or hereafter acquired and wherever located.

                  (B) All inventory now owned or hereafter acquired and products and proceeds thereof.

                  (C) All accounts, contract rights and accounts receivable, now or hereafter in existence and all proceeds thereof, and all returned or repossessed goods arising from or relating to any of the said accounts or rights.

                  (D) All instruments, documents, chattel paper and general intangibles, rights in trademarks, trade names, patents, copyrights and licenses now owned or hereafter acquired or arising.

                  (E) All cash or non-cash proceeds of any of the foregoing, including insurance proceeds.

                  (F) All ledger sheets, files, records, documents, and instruments (including, but not limited to, computer programs, tapes and related electronic data processing software) evidencing an interest or relating to the above, and all products or proceeds of the above.

                  (G) All substitutes, and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above, and all products and proceeds of the above.

Such security interest shall be evidenced by appropriate security agreements or amendments to such security agreements executed in connection with the Second Amended Facility or mortgages, trust deeds or other instruments in such form as may be required by law and shall be perfected, as required by Administrative Agent, in all appropriate jurisdictions. The Collateral, together with all of Borrower's other property or the property of any Guarantor of any kind held by any Lenders, shall stand as one general, continuing collateral security for all Obligations, and such continuing security interest may be retained by Lenders until all Obligations have been satisfied in full. All existing UCC-1 financing statements filed pursuant to the Original Credit Facility, and UCC-3 financing statements filed pursuant to the First Amended Facility, shall be amended to identify all of Lenders under this Agreement and additional UCC-1 financing statements will be filed to perfect the security interests granted by any Guarantor under this Agreement who was not party to the First Amended and Restated Facility Agreement.

         4.02 Rights in Property Held by Lenders. As security for the prompt satisfaction of all Obligations, Borrower hereby assigns, transfers and sets over to Lenders all of its right, title and interest in and to, and grants Lenders a Lien on and a security interest in, all amounts that may be owing from time to time by Lenders to Borrower in any capacity, including, without limitation, any balance or share belonging to Borrower of any deposit or other account with Lenders, which Lien and security interest shall be independent of any right of set-off which any of Lenders may have. The security interest shall be shared among Lenders as agreed to by them.

         4.03 Priority of Liens. The foregoing Liens shall be first and prior Liens except for the Permitted Liens.


         4.04 Financing Statements. Borrower shall:

                  (A) Join and cause each Guarantor to join with Lenders in executing such financing statements (including amendments thereto and continuation statements thereof), in form and content, satisfactory to Administrative Agent, as Administrative Agent may specify;

                  (B) Pay or reimburse Administrative Agent for any present and future costs and taxes of filing or recording the same in such public offices as the Administrative Agent may designate in such jurisdictions; and

                  (C) Take such other steps as the Administrative Agent may direct, including the noting of Lenders' Lien on the Collateral and on any certificates of title therefor.

A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed, in Lenders' sole discretion, in any appropriate office in lieu thereof.

To the extent lawful, Borrower hereby appoints Administrative Agent and each Lender as its attorney-in-fact (without requiring the Administrative Agent or any Lender to act as such) to execute any financing statement or other filing in the name of Borrower, and to perform all other acts that the Administrative Agent or such Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

         4.05 Other Perfection of Security Interests. Administrative Agent or Lenders may elect not to perfect the security interests in all of the Collateral, including any such Collateral as may require perfection by registry upon title certificates (as in the case, in certain jurisdictions, of motor vehicle title certificates). Administrative Agent and Lenders, nevertheless, reserve the right, in their sole discretion, to require the perfection of such security interests in the future and Borrower agrees to cooperate with such perfection.

         4.06 Reservation of Right to Require Additional Collateral. In the event of the occurrence of an Event of Default under this Agreement, Administrative Agent and Lenders further reserve the right, but shall not have the obligation, to require that Borrower and any or all of Guarantors grant additional collateral security for repayment of the Second Amended Facility including, but not limited to, mortgages, deeds of trust and other security interests in any and all real estate or other assets, (not included in the Collateral), owned or hereafter acquired by Borrower or any Guarantor.


V.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

Borrower represents and warrants as of the Closing Date, and as of the first day of each month during the effectiveness of this Agreement and prior to disbursement of each Advance or issuance of a Letter of Credit under this Agreement, that:

         5.01 Organization. Borrower and each Guarantor is a duly organized corporation validly existing under the laws of its respective state or country of incorporation, and has the necessary capacity (statutory and otherwise) and power to execute this Agreement, the Notes, the Guarantees, the Collateral Documents and the other documents contemplated hereunder to which each of them is a party. Schedule 5.01 contains a list of all Subsidiaries of Borrower. Borrower owns all issued and outstanding shares of capital stock of each Subsidiary.

         5.02 No Violations. Except as set forth in Schedule 5.02, the execution and performance of this Agreement, the Notes and the Collateral Documents does not (i) violate any provisions of any existing indenture, contract or agreement to which Borrower or any Guarantor is a party, or any provision of their respective certificates of incorporation or bylaws; (ii) contravene any law or governmental regulation or court decree or order binding on or affecting Borrower or any Guarantor; or (iii) result in, or require the creation or imposition of, any Lien on any of Borrower's or Guarantor's properties, except those created hereunder and under the Collateral Documents.

         5.03 Authorization; Validity. The execution, delivery and performance of this Agreement, the Collateral Documents, the Advances, the Guarantees, and the issuance of the Notes and other documents contemplated hereunder, have been duly authorized by all necessary corporate action of Borrower and of each Guarantor and, when executed and delivered by Borrower and each Guarantor, shall constitute the legal, valid and binding obligations of Borrower and each Guarantor, respectively, enforceable in accordance with their respective terms.

         5.04 Financial Statements. The Financial Statements furnished to Lenders were prepared in accordance with GAAP, and fairly reflect the financial conditions of Borrower and each Guarantor as of the date of such statements, and no event that would have a Material Adverse Effect has occurred since July 31, 1998.

         5.05 Liens and Encumbrances. The properties and assets of Borrower and of each Guarantor are not subject to any Lien or encumbrance which is not permitted by this Agreement and the Liens granted to Lenders under this Agreement are first and prior Liens on the Collateral (except for the Permitted Liens), which have been properly perfected under applicable law.

         5.06 Legal Proceedings. No legal or administrative proceedings exist or are, to Borrower's knowledge, threatened against Borrower or any Guarantor, which will or could likely have a Material Adverse Effect, financial or otherwise, and Borrower and each Guarantor is in full compliance with the respective state, federal or national regulatory agencies with regulatory jurisdiction over its business.

         5.07 Taxes. Except as set forth in Schedule 5.07, Borrower and each of Guarantors has filed all tax returns and reports required by law to have been filed by it and has paid all income, franchise and other taxes and charges as they became due, and has established such reserves as reasonably believed to be adequate for such purposes.

         5.08 Adverse Contracts. Neither Borrower nor any of Guarantors are parties to any instrument affecting its respective business in a manner which could reasonably be likely to have a Material Adverse Effect and none of them is in breach or default under any existing contract which could reasonably be likely to have a Material Adverse Effect.

         5.09 Intellectual Properties. Borrower and each Guarantor possesses all necessary patents, trademarks, trade names, copyrights and licenses necessary to conduct their respective businesses.

         5.10 Year 2000 Covenant. Borrower has reviewed, or will expeditiously review, its operations and those of Guarantors, suppliers and customers with a view to assessing whether its businesses, or the businesses of any of Guarantors, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of Borrower's or any of the Guarantor's major commercial counter-parties. Borrower shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems (and those of all Guarantors) are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of Lenders, Borrower will provide Lenders with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to Lenders as to the capability of Borrower and Guarantors to conduct its and their businesses and operations before, on and after January 1, 2000 without experiencing a Year 2000 Problem causing a Material Adverse Effect. Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

         5.11     SEC Filings; Financial Statements.

                  (A) Borrower has timely filed and made available to Lenders all SEC Documents required to be filed by Borrower since January 1, 1995 (the "Borrower SEC Reports"). Borrower SEC Reports (i) at the time filed, complied in all respects with the applicable requirements of the Securities Laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Borrower SEC Reports or necessary in order to make the statements in such Borrower SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (B) Each of Borrower Financial Statements (including, in each case, any related notes) contained in Borrower SEC Reports, including any Borrower SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Borrower and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring yearend adjustments which were not or are not expected to be material in amount or effect.

         5.12     Environmental.  Except as set forth in Schedule 5.12:

                  (A) All facilities and property (including underlying groundwater) owned or leased by Borrower or any of Guarantors have been, and continue to be, owned or leased by Borrower and in compliance with all Environmental Laws;

                  (B) there have been no past, and there are no pending or, to Borrower's knowledge, threatened:

                           (1) claims, complaints, notices or requests for
information received by Borrower or any of Guarantors with respect to any alleged violation of any Environmental Law, or

                           (2) complaints, notices or inquiries to Borrower or
any of Guarantors regarding potential liability under any Environmental Law;

                  (C) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Borrower or any of Guarantors that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (D) Borrower and Guarantors have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (E) no property now or previously owned or leased by Borrower or any of Guarantors is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (F) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously, owned or leased by Borrower or any Guarantor, which existed during or prior to Borrower's or such Guarantor's ownership or tenancy, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (G) neither Borrower nor any Guarantor has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Borrower or such Guarantor thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (H) there are no polychlorinated biphenyls or friable asbestos present at any property owned or previously owned or leased by Borrower or any Guarantor, which existed during or prior to Borrower's or such Guarantor's ownership or tenancy, that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                  (I) no conditions exist at, on or under any property now or previously owned or leased by Borrower or any Guarantor, which existed during or prior to Borrower's or such

Guarantor's ownership or tenancy, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         5.13 Regulations G, U and X. Neither Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used for a purpose which violates, or would be inconsistent with, Federal Reserve Board Regulations G, U or X. Terms for which meanings are provided in Federal Reserve Board Regulations G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         5.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Borrower in writing to Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any Guarantor to Administrative Agent or any Lender will be, true and accurate in every material fact necessary to make such information not misleading.

         5.15 Pension and Welfare Plans. During the twelve-consecutive month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Advance hereunder, no steps have been taken to terminate any pension plan, and no contribution failure has occurred with respect to any pension plan sufficient to give rise to a Lien under section 302(f) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No condition exists or event or transaction has occurred with respect to any pension plan which might result in the incurrence by Borrower or any member of a controlled group of any material liability, fine or penalty. Except as disclosed in Schedule 5.15 ("Employee Benefit Plans"), neither Borrower nor any member of the controlled group has any contingent liability with respect to any post-retirement benefit under a welfare plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

VI.      BORROWER'S COVENANTS.
         ---------------------

Borrower, and each of Guarantors, jointly and/or severally, as the case may be, hereby covenants and agrees with Lenders that, so long as any of the Obligations remain unsatisfied, each of them will comply with the following covenants:

         6.01 Affirmative Covenants. Borrower (and, if applicable, Guarantors) shall:

                  (A) Maintain and cause each of Guarantors to maintain its corporate existence, keep its properties and the Collateral in good repair and maintain adequate insurance against fire and other such risks as is customary in the trade or as required by law and defend Lenders' security interest in the Collateral against claims of third parties. Borrower shall provide Administrative Agent with proof of such insurance on the Closing Date and from time to time, as reasonably requested by Administrative Agent.

                  (B) Promptly pay and cause each Guarantor to pay all taxes, unless contested in good faith, as well as all lawful claims for labor, materials and supplies which, if not paid, might become a Lien or charge on its properties.

                  (C) Furnish to Administrative Agent:

                           (1) Within ninety (90) days after the end of each Fiscal Year, a true copy of a report on Form 10-K duly filed with the SEC, as required by the Securities Exchange Act of 1934, as amended.

                           (2) Within forty-five (45) days after the end of each Fiscal Quarter, a true copy of a report on Form 10-Q duly filed with the SEC, as required by the Securities Exchange Act of 1934, as amended.

                           (3) Within forty-five (45) days from the end of each Fiscal Quarter, a consolidating profit and loss statement (income statement) for Borrower prepared by its management and certified by the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of Borrower, as follows: "We certify that these financial statements are true and correct and subject to year-end audit adjustments."

                           (4) Within forty-five (45) days after the end of each Fiscal Year of Borrower and each Guarantor, individual balance sheets and profit and loss statements (income statements) for Borrower and each of Guarantors;

                           (5) Within thirty (30) days after the end of each Fiscal Quarter, a certificate from Borrower stating that no Event of Default under this Agreement has occurred and that all covenants are met, with the actual covenant position listed as of the close of the Fiscal Quarter. Such certificate will be issued by the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of Borrower; and

                           (6) Within one hundred twenty (120) days after the end of each Fiscal Year of Borrower and each Guarantor, Financial Statements and supplemental consolidating information and independent auditor's report of Borrower and each Guarantor.

                  (D) Upon request, furnish to Administrative Agent copies of all information furnished by Borrower or any Guarantor to the shareholders of Borrower or of any Guarantor, or to any governmental authority or general press release within 24 hours of release.

                  (E) Furnish to Administrative Agent, within seven (7) business days, copies of any new contract of Borrower or any Guarantor in any location, where the security interest in such contract rights has not been perfected in favor of Lenders. Within forty five (45) days of the commencement of such contract(s), Borrower is to provide Lenders with an inventory list of all titled and non-titled equipment transferred into such state territory or province. Should Borrower or any Guarantor contemplate entering into a contract outside the United States, its territories or Canada, Borrower must seek prior written approval from all Lenders before any assets of Borrower or any Guarantor are removed from such jurisdictions.

                  (F) Furnish to Administrative Agent such other information with regard to the operations and affairs of Borrower or any Guarantor as Administrative Agent may reasonably request within thirty (30) days of Borrower's receipt of such request.

                  (G) At Administrative Agent's request, make available for inspection by duly authorized representatives of Lenders any of its books and records, any of the books and records of any Guarantor, any of the Collateral, and any information regarding its business affairs and financial condition or that of any Guarantor, within a reasonable time after written request therefor.

                  (H) Collect its accounts and sell its services and permit Guarantors to sell their respective accounts or services only in the ordinary course of business.

                  (I) Give immediate notice to Administrative Agent of: (1) any litigation or proceeding in which it or any Guarantor is a party if an adverse decision therein would require it or any Guarantor to pay more than Five Hundred Thousand US Dollars ($500,000.00), or deliver assets the aggregate value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or proceeding involving it or any Guarantor that might have a Material Adverse Effect.

                  (J) Pay when due or, with respect to any Guarantor, cause to be paid when due (or within applicable grace periods) all Indebtedness owed to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings, and adequate reserves therefor have been set aside on the appropriate books of Borrower or Guarantor. If Borrower or any Guarantor defaults in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, Lenders shall have the right in their discretion, to pay such interest or principal for the account of such Borrower or Guarantor and be reimbursed, on demand, by Borrower.

                  (K) Notify Lenders immediately if it becomes aware of the occurrence of any Default or Event of Default.

                  (L) Notify Administrative Agent thirty (30) days in advance of any change in its or any Guarantor's address, or in the location of its principal place of business or location of Collateral.

                  (M) Maintain at all times the following financial covenants, all of which shall be calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP:

                           (1) Maintain a ratio of total liabilities to Tangible
Net Worth of not more than 2.50:1. Such ratio shall be calculated by dividing Borrower's total liabilities by Borrower's Tangible Net Worth. "Tangible Net Worth" shall mean Borrower's shareholders' equity less Borrower's intangible assets, net of accumulated amortization.

                           (2) Maintain a quick ratio of not less than .6:1 or a
current ratio of not less than 1.4:1. The quick ratio shall be calculated by dividing the sum of Borrower's cash and net accounts receivable by Borrower's current liabilities. The current ratio shall be calculated by dividing Borrower's current assets by Borrower's current liabilities.

                           (3) Maintain a maximum Total Funded Debt to EBITDA
ratio of 4:1. Such ratio shall be calculated on any given date by dividing Borrower's Total Funded Debt on that date by Borrower's EBITDA on that date.

                           (4) Maintain a maximum Senior Funded Debt to EBITDA
ratio of 3:1. Such ratio shall be calculated on any given date by dividing Borrower's Senior Funded Debt on that date by Borrower's EBITDA on that date.

                           (5) Maintain a fixed charge coverage ratio not less
than 1.35:1. The fixed charge coverage ratio shall be an amount equal to Borrower's EBITDAR minus Borrower's expenditures for maintenance of leased and owned equipment divided by the sum of total interest expense plus rent expense plus dividends on preferred stock plus current maturities of Borrower's long term debt and capital leases.

                           (6) Limit cash dividends to fifty per cent (50%) of
each Fiscal Year's net income, as shown in Borrower's or Guarantor's audited Financial Statements, as the case may be. Such dividends shall only be paid after the close of the corresponding Fiscal Year. Stock splits and stock dividends shall not be restricted.

                  (N) Clear all Liens encumbering the assets of any newly acquired Subsidiary within ninety (90) days of the consummation of any such acquisition.

                  (O) Perform and observe, and cause each Guarantor to perform and observe, all agreements, covenants, obligations, terms and conditions of this Agreement, the Notes, any Collateral Document or other instrument executed in connection with this Agreement, the Notes, any Collateral Document and any Advance.

                  (P) Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities relative to the conduct of its businesses, its properties, and Collateral, except those being contested in good faith by appropriate proceedings diligently pursued; and obtain, maintain and keep in full force and effect all governmental licenses, authorizations and permits necessary to the proper conduct of its businesses.

                  (Q) Cause each newly acquired Subsidiary to become a Guarantor hereunder and to execute all documents and instruments necessary to effect such guarantee or as may otherwise be requested by Administrative Agent within ninety
(90) days following the consummation of such acquisition.

                  (R) Provide to Administrative Agent, on a quarterly basis, with an updated list of all new Subsidiaries acquired, or field offices opened, by Borrower or Guarantor containing their respective locations and addresses.

                  (S) Provide Administrative Agent, on a semi-annual basis, a list of any additional assets titled or untitled acquired or sold by Borrower or any Guarantor and the location of such assets.

                  (T) Borrower and/or Guarantors shall use the proceeds from the Advances for the purpose or purposes set forth in Article II of this Agreement.


         6.02 Negative Covenants.

Borrower shall not, nor shall it permit any Guarantor directly or indirectly, to:

                  (A) Incur, create, assume or permit to exist any Indebtedness, except for:

                           (1)      Indebtedness contemplated by this Agreement;

                           (2) Indebtedness, up to Two Million Five Hundred Thousand US Dollars ($2,500,000.00), calculated on a consolidated basis in accordance with GAAP, for the specific purpose of amortizing capital leases;

                           (3) Indebtedness, up to Fifteen Million US Dollars ($15,000,000.00) per year, calculated on a consolidated basis in
                                    accordance with GAAP, for the specific
                                    purpose of making payments under operating leases, and in existence as of the Closing Date;

                           (4)      Indebtedness incurred in respect of
                                    contracts which require that Borrower
                                    perform the work under a performance bond or provide a bid bond in order to bid for a project;

                           (5) Indebtedness incurred in the ordinary course of business for the deferred purchase price of property and assets aggregating, calculated on a consolidated basis in accordance with GAAP, not more than $2.5 million at any one time outstanding;

                           (6) current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business; and

                           (7)      Indebtedness created under Hedging
                                    Instruments acceptable to Administrative
                                    Agent in its discretion in an amount equal to or less than 100% of the principal amount of outstanding Advances.

                  (B) Incur, create or permit to exist any Lien or other encumbrance on any of its assets other than:

                           (1) Deposits under social security laws, or to secure the performance of bids, tenders, contracts, or leases, statutory obligations and surety or appeal bonds;

                           (2) Liens imposed by law arising in the ordinary course of business and Liens arising out of a judgment award not exceeding Two Hundred Fifty Thousand US Dollars ($250,000) when an appeal is in process, except where an insurance company, reasonably acceptable to Lenders, acknowledges coverage in writing to Lenders;

                           (3) Liens represented by capital leases referred to in subsection 6.02 (A) (2) in existence as of the Closing Date; and

                           (4)      Permitted Liens.

                  (C) Sell, lease, transfer or otherwise dispose of all of or a substantial (as defined below) part of its properties or assets (including, without limitation, Borrower's shares of capital stock in Guarantors), or allow any other corporation to acquire all or substantially all of its property or assets. Sales of assets in the normal course of Borrower's or Guarantor's business shall be permitted. If any transfer of assets among Borrower and Guarantors, not in the normal course of business, is contemplated, Lenders must give prior written approval of same. For purposes of this Section 6.02(C), "substantial" shall mean ten percent (10%) or more of Borrower's Tangible Net Worth, calculated on a consolidated basis in accordance with GAAP.

                  (D) Make any investment in, or purchase any stock or other securities or evidence of indebtedness of any Person, or place funds on deposit with any Person or financial institution, except that Borrower or any Guarantor may make investments in their Subsidiaries and may purchase, to the extent owned by the Borrower or such Guarantor free and clear of all Liens and having a maturity of not greater than 360 days from the date of acquisition thereof: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (ii) insured certificates of deposit of or time deposits with any commercial bank that (a) is a Lender or a member of the Federal Reserve System, (b) is organized under the laws of the United States or any State thereof and (c) has combined capital and surplus of at least $1 billion or (iii) commercial paper in an aggregate amount of no more than $7.5 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Corporation.

                  (E) Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to Borrower or any Guarantor, with or without recourse, other than for the purpose of collection in the ordinary course of business.

                  (F) Change its name, enter into any reorganization or recapitalization or reclassify its capital stock.

                  (G) Prepay any Indebtedness, including Indebtedness for borrowed money and Indebtedness secured by any of its assets (except for prepayments of its Indebtedness or its Obligations permitted or required under this Agreement), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified; provided, however, that Borrower and Guarantors, as a group, shall be permitted to prepay Indebtedness existing as of April 27, 1999, up to a total aggregate amount not to exceed $5,500,000.

                  (H) Furnish Lenders any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  (I) Permit any event which results in a Material Adverse Effect that, in the reasonable judgment of Majority Lenders, makes the continuation of the Second Amended Facility no longer financially feasible; provided, however, that Lenders have provided written notice to Borrower of their judgment that such a Material Adverse Effect has occurred and Borrower, within thirty (30) days of such notice fails to cure to Lenders' reasonable satisfaction.

                  (J) Permit any future corporate acquisitions of Borrower unless:

                           (1) During the last four Fiscal Quarters immediately preceding such acquisition, the aggregate amount of corporate acquisitions of Borrower does not exceed Seventy-five Million US Dollars (US$75,000,000.00);

                           (2) The cash component of the purchase price of any corporation sought to be acquired by Borrower (a "Target") shall be less than 20% of Borrower's most recent quarterly Tangible Net Worth;

                           (3)      The purchase price of each Target,
                                    regardless of Borrower's Tangible Net Worth, shall not have a cash payment component in excess of $35.0 million;

                           (4) The purchase price to be paid (in cash, stock and/or otherwise) for the acquisition of a Target when added to the purchase price of all other Targets acquired during the previous four Fiscal Quarters, shall not exceed Seventy-five Million US Dollars (US$ 75,000,000.00), in the aggregate;

                           (5) The purchase of Target is anticipated to be accretive within twelve (12) months following the date such acquisition is consummated;

                           (6) There shall be no litigation pending or threatened against the proposed Target which, in the aggregate, would result in damages being awarded against such Target in excess of Two Hundred Fifty Thousand Dollars ($250,000.00);

                           (7) There are no known or suspected violations of any Environmental Law with respect to Target that would require remedial action at a cost in excess of One Hundred Thousand US Dollars ($100,000.00);

                           (8) The acquisition at closing, on a pro forma consolidated basis, shall not result in a Default or an Event of Default;

                           (9) The primary business of Target is in the same business line as that of Borrower; and

                           (10) For acquisitions involving goodwill, Borrower, no later than five (5) business days prior to the anticipated closing date of the acquisition, shall provide to Administrative Agent the proforma consolidated covenant computations giving effect to the anticipated acquisition.

VII.      DEFAULT
          -------

         7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (A) Borrower or any Guarantor shall fail to pay on the date when due, any installment of principal or interest, or, when due, any other amount payable hereunder or any other Obligation due from such Borrower or such Guarantor to Lenders.

                  (B) (i) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(A), (C), (D),
(E), (F), (G), (I), (K), (L), or (S) or Section 6.02, or (ii) Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or in any Collateral Document, on its part to be performed or observed if such failure shall remain unremedied for 20 days after written notice thereof shall have been given to Borrower by Administrative Agent or any Lender.

                  (C) Borrower or any Guarantor shall fail to pay any Indebtedness in the aggregate amount in excess of $1.0 million, due any third person, and such failure shall continue beyond any applicable grace period, or Borrower shall allow any other event of default under any agreement binding Borrower and/or any Guarantor.

                  (D) Any Financial Statement, representation, warranty or certificate made or furnished by Borrower or any Guarantor to Lenders in connection with this Agreement, or as inducement to Lenders to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lenders, shall be materially false, incorrect or incomplete when made.

                  (E) Borrower or any Guarantor shall admit its inability to pay its debts as they mature, or make an assignment thereof for the benefit of its creditors.

                  (F) Proceedings in bankruptcy, or for reorganization of Borrower, or any Guarantor or for the readjustment of any its debts, under the U.S. Bankruptcy Act, as amended, or any part thereof, or under any other laws for the relief of debtors, now or hereafter existing, shall be commenced by or against Borrower or any Guarantor and, if commenced without the application, approval or consent of Borrower or such Guarantor, shall not be discharged within thirty (30) days of commencement.

                  (G) A receiver or trustee shall be appointed for Borrower or any Guarantor or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower or any Guarantor, and, if commenced without the application, approval or consent of Borrower or such Guarantor, such receiver or trustee shall not be discharged within thirty (30) days of his/her appointment, or such proceedings shall not be discharged within thirty (30) days of commencement.

                  (H) Borrower or any Guarantor shall discontinue business or materially change the nature of its business.

                  (I) Borrower or any Guarantor shall suffer final judgments for payment of money aggregating in excess of Two Hundred Fifty Thousand US. Dollars ($250,000) and shall not discharge the same within a period of thirty (30) days, unless, pending further proceedings, execution has not been commenced or has been stayed.

                  (J) A judgment creditor of Borrower shall obtain possession of any of the Collateral by any means, including but without limitation, levy, distraint, replevin or self-help.

                  (K) An event that shall result in a Material Adverse Effect has occurred.

                  (L) A change in Control of Borrower or any Guarantor as such Control existed at the Closing Date shall occur.

                  (M) This Agreement, the Notes, any of the Guarantees or any Collateral Document shall be terminated other than by reason of a breach by Lenders or shall cease to be in full force or effect or any action shall be taken, other than by Lenders, to assert the invalidity thereof.

                  (N) Borrower's or any Subsidiary's merger or consolidation with any Person or the merger of any Person into Borrower or into any of its Subsidiaries, without the prior written consent of Majority Lenders, except that
(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of Borrower; provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a Subsidiary of Borrower, and
(ii) any of the Borrower's Subsidiaries may merge into Borrower.

                  (O) A default by Borrower and/or any Guarantor under any Hedging Instrument.

           7.02 Acceleration. Immediately and without notice, upon the occurrence of any Event of Default specified in the foregoing Sections, all of the obligations of Lenders to make Advances shall terminate, and all Obligations shall, at the option of Majority Lenders, immediately become due and payable without presentment, demand, protest, notice or further action of any kind, all of which are hereby expressly waived by Borrower and each Guarantor.

           7.03 Remedies. After any acceleration, as provided for in Section
7.02 hereof, Administrative Agent, on behalf of Lenders shall have, in addition to the rights and remedies given it by this Agreement, the Notes and the Collateral Documents, all those rights and remedies allowed by all applicable laws including, without limitation, the Uniform Commercial Code or similar law as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, Administrative Agent on behalf of Lenders may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to Borrower or any Guarantor, all of which are hereby expressly waived, to the extent permitted by applicable law, by Borrower, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower or any Guarantor may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services) Administrative Agent shall distribute to Lenders their respective share of such proceeds and Lenders shall apply such proceeds toward the satisfaction of Borrower's Obligations under this Agreement. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable laws. Notice of any sale or other disposition shall be given to Borrower at least twenty (20) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall constitute reasonable notice of such sale or other disposition. Borrower agrees to assemble and deliver, at its own expense, the Collateral at such place or places as Administrative Agent on behalf of Lenders shall designate. At any such sale or other disposition, Administrative Agent on behalf of Lenders or any Lender may, to the extent permissible under applicable laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower or any Guarantor.

VIII.    FUNDING AND PAYMENTS
         --------------------

         8.01 Advances. Amounts to be advanced by Lenders to Borrower under this Agreement shall be made available by Administrative Agent to Borrower in accordance with the provisions of Section 2.07 or, with respect to payments under the "A" Line of Credit, will be funded or reimbursed to Administrative Agent in accordance with the provisions of Section 2.01(G). Borrower shall be deemed to have borrowed the relevant amount when such Advances are made available to Borrower by Administrative Agent at Administrative Agent's address set forth in Section 11.06.

         8.02 Payments by Borrower. All payments by Borrower under this Agreement shall be made to Administrative Agent on behalf of Lenders not later than 10:30 a.m. Miami time on the relevant due date in immediately available funds, to such account as such Administrative Agent on behalf of Lenders shall have previously notified to Borrower. Administrative Agent shall forward to each Lender, such Lender's Pro Rata Share of such payment on the same day as it is received.

         8.03 Banking Days. If any sum would otherwise become due for payment hereunder on a non-Banking Day that sum shall become due on the next following Banking Day, except that if any repayment would then become due in another calendar month such repayment shall become due on the immediately preceding Banking Day. Interest shall be adjusted accordingly.

         8.04 Evidence of Debt. Lenders shall each maintain on its books, in accordance with its usual practice, a set of accounts recording the amounts from time to time owing by Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on Borrower as to the existence and amounts of the obligations of Borrower recorded therein.

         8.05 Certificate Conclusive and Binding. Where any provision of this Agreement provides that Lenders may certify or determine an amount or rate payable by Borrower, a certificate by Lenders as to such amount or rate shall be conclusive and binding on Borrower in the absence of manifest error.

IX.      LENDERS AND ADMINISTRATIVE AGENT
         --------------------------------

         9.01 Appointment. Each Lender hereby irrevocably appoints Administrative Agent to act as its Administrative Agent for the purposes set out in this Agreement and irrevocably authorizes Administrative Agent to take such action on its behalf and to exercise and enforce such rights, powers and duties as are expressly or by implication delegated to Administrative Agent by the terms hereof and such rights, powers and duties as are reasonably incidental thereto.

         9.02 Nature of Duties. In respect of its duties and functions hereunder, Administrative Agent shall be considered to be acting solely as an agent of Lenders in an administrative capacity only and shall not be deemed to be a trustee of any Lender or an agent or trustee of Borrower for any purpose. Agent shall have no duties or obligations except those provided for in this Agreement.

           9.03 No Liability to Borrower. Administrative Agent shall have no liability or obligation to Borrower as a result of any failure or delay by any Lender or any other party in performing its respective obligations under this Agreement.

         9.04 Liability. Neither Administrative Agent, in its capacity as Administrative Agent, nor any of its directors, officers, employees or agents shall be liable for (A) the truth of any representation or warranty made by Borrower or Guarantors in this Agreement or any other document delivered in connection with this Agreement, (B) the validity or enforceability of this Agreement or any such document, (C) any failure of Borrower or Guarantors to fulfill any of its respective obligations under this Agreement or any such document or (D) any action taken or omitted to be taken in connection with this Agreement, the Notes, or the Collateral Documents absent gross negligence or willful misconduct. Administrative Agent shall be entitled to rely in good faith on any communication or document believed by it to be genuine and to have been sent or signed by the proper Person or Persons and on the opinions and statements of any legal counsel or other professional advisors selected by it and shall not be liable to any other Person for any consequence of any such reliance.

         9.05 Information about Borrower and Guarantors. Each Lender has investigated and evaluated, and shall continue to investigate and evaluate, the creditworthiness of Borrower and Guarantors and such other issues and information as it has judged appropriate and prudent in connection with its commitment to lend hereunder and the making of its Advances. Except as expressly provided herein, Administrative Agent shall not have any duty to provide any Lender with any credit or other information with respect to Borrower or Guarantors, whether that information comes into its possession before or after the disbursement of any Advance; provided, however, that Administrative Agent shall disseminate all material information received by it from the Borrower or any Guarantor to Lenders.

         9.06 Duties in Respect of Events of Default. Administrative Agent shall not be under any obligation to inquire as to the performance by Borrower or Guarantors of their respective obligations under this Agreement, the Notes or the Collateral Documents; provided, however, that Administrative Agent shall give prompt notice to each Lender of any Default or Event of Default of which it receives actual notice in its capacity as an Administrative Agent hereunder.

         9.07 Covenant to Reimburse. Each Lender shall reimburse Administrative Agent (to the extent not reimbursed by Borrower or Guarantors) on demand for that Lender's pro rata share of all expenses incurred by Administrative Agent in the exercise of its responsibilities hereunder including, without limitation, the reasonable fees and expenses of legal and other professional advisors, except to the extent that such expenses are incurred as a result of Administrative Agent's willful misconduct or gross negligence.

         9.08 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent has received written notice from Borrower before the date on which Borrower is required hereunder to make a payment to Administrative Agent that Borrower does not intend to make that payment as and when due, Administrative Agent may assume that Borrower has so made that payment and may (but shall not be required to) make available to Lenders on the date that payment is due an amount equal to that payment. If Borrower has not in fact made that payment to Administrative Agent, each Lender shall, on demand, repay to Administrative Agent the amount so made available to it, together with interest on that amount accrued for each day from and including that payment date to but excluding the date of repayment at a rate per annum equal to the Federal Funds Rate for that date. On the date of disbursement of an Advance or issuance of a Letter of Credit, the Administrative Agent shall be entitled to assume that each Lender (other than any Lender that has given Administrative Agent notice to the contrary) has made funds available to Administrative Agent as required hereunder, and Administrative Agent may (but shall not be required to) credit funds to Borrower in an amount equal to the aggregate of the principal amount of Advances to be made on that date by all Lenders from which no such notice has been received. If any Lender that has not given that notice fails to make funds available as required hereunder and Administrative Agent has credited to Borrower an amount equal to that aggregate, Administrative Agent shall be entitled at its option to recover from either that Lender or Borrower, on demand, an amount equal to the Advance that was to have been made by that Lender on that date, together with interest on that amount accrued for each day from and including the applicable date of the Advance to but excluding the date of that recovery at a rate per annum equal to the Federal Funds Rate for that day.

9.09     Assignments.

         (A) Each Lender may assign to one or more persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the pro rata amount of Advances owing to it and the interest in the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Three Million US Dollars ($3,000,000.00) or an integral multiple of One Million US Dollars ($1,000,000.00) in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in its records, an Assignment and Acceptance in the form of Exhibit H attached hereto, together with a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the Intercreditor Agreement (as defined herein) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (B) By executing and delivering an Assignment and Acceptance, Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Administrative Agent to take such action on its behalf and to exercise such powers and discretion under this Agreement as are delegated to Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (C) Administrative Agent shall maintain at its address referred to in
Section 11.06 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (D) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its own expense, shall execute and deliver to Administrative Agent in exchange for the Note a new Note to the order of Lenders, including such Eligible Assignee. Such new Note shall be dated the effective date of such Assignment and Acceptance.

         (E) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


           9.10 Resignation and Removal of Administrative Agent; Successors. Administrative Agent may resign at any time by giving notice to Lenders and Borrower or be removed only with cause by Majority Lenders by notice to Administrative Agent. Upon the giving of either such notice, Majority Lenders shall have the right to appoint a successor Administrative Agent. If a successor has not been so appointed and accepted that appointment on or before the thirtieth (30th) day after that notice is given, Administrative Agent may appoint a successor agent, which shall be a bank having a combined capital and surplus of at least $250,000,000 or the equivalent of that amount in another currency. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder and notice of that acceptance to Lenders and Borrower, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (as Administrative Agent and not as Lender), and the retiring Administrative Agent shall be discharged from any further duties or obligations as Administrative Agent under this Agreement. The provisions of this Article shall continue to inure to the benefit of Administrative Agent that has resigned or been removed in respect of any action taken or not taken by it as Administrative Agent hereunder.


X.       INDEMNITIES, SET-OFF AND PRO RATA SHARING
         -----------------------------------------

         10.01. Commitments; Pro Rata Amounts. Administrative Agent shall promptly notify each Lender of each Request for Advance and Request for Letter of Credit. Subject to the provisions of this Agreement, each Lender shall make available its Pro Rata Share in the relevant Advance or Letter of Credit in accordance with Sections 2.01, 2.07, 3.02 and 8.01.

         10.02 General Indemnity. Borrower and each Guarantor shall indemnify Administrative Agent and each Lender and hold Administrative Agent and each Lender and their respective successors and assigns absolutely harmless from and against all losses, liabilities, damages, costs, expenses or obligations which Administrative Agent or such Lender may incur as a consequence of any Event of Default or any other breach by Borrower or any Guarantor of any of their obligations under this Agreement, any Note, Collateral Document or any Guarantee or otherwise in connection with this Agreement, except to the extent that such losses, liabilities, damages, costs, expenses or obligations shall result from the gross negligence or willful misconduct of Administrative Agent or such Lender. Without intending to limit the remedies available to Lenders with respect to the enforcement of their indemnification rights as stated herein or as stated in any Collateral Document (other than, and to the extent of, any claim or demand resulting from the gross negligence or willful misconduct of Administrative Agent or a Lender), in the event any claim or demand is made or any other fact comes to the attention of a Lender in connection with, relating or pertaining to, or arising out of the transactions contemplated by this Agreement, which Lenders believe might in any manner result in the liability of Lenders, Borrower and Guarantors shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and the defense of any such claim or demand and pay in connection therewith any loss damage, deficiency, liability or obligation, including without limitation, legal fees and court costs incurred in connection therewith prior to the institution of legal proceedings, at all trial levels and levels of appeal. In the event of court action in connection with any such claim or demand, Borrower and Guarantors shall assume in full the responsibility for the defense of any such action and shall immediately satisfy and discharge any final decree or judgment rendered therein. Lenders may, at their sole discretion, make any payments sustained or incurred by reason of the foregoing, and Borrower and Guarantors shall immediately repay to Lenders in cash the amount of such payment, with interest thereon at the maximum lawful rate from the date of such payment. Lenders shall have the right to join Borrower and/or any Guarantor as a party defendant in any legal action brought against them, and Borrower and each Guarantor hereby consents to the entry of any order making it a party defendant to any such action.

         10.03 Set-Off. If an Event of Default has occurred, each Lender shall have the right, without notice to Borrower or any other Person, to set-off and apply any credit balance on any account (whether subject to notice or not and whether matured or not and in whatever currency) of Borrower or of any Guarantor with such Lender or any affiliate thereof, and any other Indebtedness owing by such Lender or other affiliate to Borrower or such Guarantor, against the liabilities of Borrower or such Guarantor under this Agreement. Each Lender shall forthwith notify each other Lender of any exercise of its rights under this Section. This Section shall not affect any general or banker's Lien, right of set-off or other right to which any Lender may be entitled.

         10.04 Pro Rata Sharing. Except as set forth in Section 1.06 of the Second Amended and Restated Intercreditor Agreement by and among Lenders of even date herewith as the same may be amended from time to time (the "Intercreditor Agreement"), if at any time any Lender receives any amount in respect of sums due from Borrower under this Agreement whether by way of voluntary or involuntary payment, set-off or otherwise, it will promptly pay the amount so received to the other Lenders pro rata in accordance with their respective Pro Rata Share in such amount. Such Lender shall treat such amount as if it were a payment by Borrower directly to all Lenders on account of sums due from Borrower hereunder so that, as between Borrower and Lender which originally received the amount, the amount shall be treated as not having been paid and such Lender shall retain all its rights against Borrower or otherwise in respect of such amount (except to the extent of any sum retained by it as its pro rata share). Notwithstanding the foregoing provisions of this section:

                  (A) a Lender shall not be required to share any amount which it has received as a result of any legal proceedings commenced in order to recover sums owing to it under this Agreement with any other Lender which has a legal right to but does not join in such legal proceedings after having been given reasonable opportunity so to do and which does not commence and diligently pursue separate legal proceedings for that purpose; and

                  (B) if any Lender is required to repay to Borrower any part of an amount originally received by it and shared pursuant to this Clause, the other Lender shall make funds available on a pro rata basis to reimburse such Lender for the amount required to be repaid (less the appropriate portion of any sum retained by such Lender in respect of such amount).


XI.      MISCELLANEOUS
         -------------

         11.01 Construction. The provisions of this Agreement shall be in addition to those of any guarantee, pledge or security agreement, note or other evidence of liability held by any of Lenders, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lenders from enforcing any or all other notes, guarantees, pledges or security agreements in accordance with their respective terms.

         11.02 Further Assurance. Borrower hereby agrees that it shall, and shall cause its Subsidiaries, present or future, to, from time to time, execute and deliver to Lenders such additional documents and will provide such additional information as Lenders may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of Borrower and its Subsidiaries.

         11.03 Enforcement and Waiver by Administrative Agent on Behalf of Lenders. Administrative Agent on behalf of Lenders, shall have the right at all times to enforce the provisions of this Agreement, the Notes and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lenders in refraining from so doing at any time or times. The failure of Administrative Agent on behalf of Lenders or any Lender at any time or times to enforce their respective rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement, the Notes or the Collateral Documents or as having in any way or manner modified or waived the same. All rights and remedies of Lenders are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         11.04 Agency Fee and Expenses of Lenders. Borrower shall pay Administrative Agent, for its own account, an agency fee of FIFTEEN THOUSAND US Dollars ($15,000.00) per annum, on the Closing Date and, in advance, on each anniversary of the Closing Date thereafter until this Agreement is terminated and all Obligations hereafter have been satisfied in full. In addition, Borrower shall, on demand, reimburse Administrative Agent and Lenders for all expenses, including the reasonable fees and expenses of legal counsel for Administrative Agent incurred by Administrative Agent and Lenders and applicable taxes or charges imposed by any governmental authority, incurred by Administrative Agent and Lenders in connection with the preparation, administration, amendment and modification of this Agreement, the Notes and the Collateral Documents. Borrower further agrees to pay on demand all costs and expenses of Administrative Agent and Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the Collateral Documents including, without limitation, reasonable fees and expenses of counsel for Administrative Agent and each Lender in connection with the enforcement of rights under this Section 11.04.

         11.05 Annual Facility Fee. Borrower shall pay Administrative Agent, for allocation among Lenders in accordance with Section 1.06 of the Intercreditor Agreement, a facility fee in the amount of ONE HUNDRED THIRTY-FIVE THOUSAND US DOLLARS ($135,000.00) per annum, on the Closing Date and, in advance, on each anniversary of the Closing Date thereafter until this Agreement is terminated and all Obligations shall be satisfied in full.

         11.06 Notices. Any notices, reports, requests, consents or other communications required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder. All notices shall be effective upon receipt.

(A) If to Borrower:

                            DYCOM INDUSTRIES, INC.
                            Suite 600
                            4440 PGA Blvd
                            Palm Beach Gardens, FL  33410
                            Attention:  Thomas R. Pledger, Executive Chairman
                                        Douglas Betlach, Chief Financial Officer

                   With Copy to:
                            Alberto Luzarraga, Esq.
                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022

          (B) If to Lenders, in care of Administrative Agent:

                            Dresdner Bank Lateinamerika
                            Aktiengesellschaft, Miami Agency
                            P.O. Box 01-6039
                            801 Brickell Avenue
                            Miami, FL 33131

                            Attention: Frank Huthnance, Vice-President. and
                            Attention: Theodore R. Walters, Esq., Vice-President
                                       and General Counsel

                   With Copy to:

                            Baker & McKenzie

                            Suite 1900
                            1200 Brickell Avenue
                            Miami, FL 33131-2827

                            Attention: Charles Lea Hume, Esq.
                                       J. Mario Fontes. Jr., Esq.

         11.07 Waiver and Release by Borrower. To the maximum extent permitted by applicable laws, Borrower:

                  (A)      Waives:

                           (1) protest of all commercial paper at any time held by Lenders on which Borrower is in any way liable; and

                           (2) notice and opportunity to be heard, after acceleration in the manner provided in
                                    Section 7.02, before exercise by Lenders of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable laws or by any agreement with Borrower, and, except where required by this Agreement or by any applicable laws, notice of any other action taken by Lenders; and

                  (B) Releases Lenders and their respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them, provided, however, that nothing in this paragraph shall be construed in any fashion, as a release of Lenders and their respective officers, attorneys, agents and employees from (1) their contractual obligations created hereunder and/or pursuant to any other instrument executed in connection with the Advances, and/or (2) resulting directly from its gross negligence or willful misconduct.

         11.08 Participation. Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the interest in the Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of the interest in any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         11.09 Applicable Law. The laws of the State of Florida, excluding its choice-of-law rules, shall govern the validity, construction and interpretation of this Agreement, and the rights and remedies of the parties hereto.

         11.10 Binding Effect. Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower shall not have the right to assign any of its rights or obligations hereunder without the prior written consent of Lenders. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire Agreement between the parties, and may be amended only by a writing signed on behalf of each party.

         11.11 Superseding Effect of Advance Agreement. The terms and conditions of that certain Advance commitment letter dated February 11, 1999, from Administrative Agent to Borrower, shall survive the Closing of this Agreement, provided, however, that this Agreement shall take precedence over and supersede any conflicting terms or provisions contained in such letter.

         11.12 Funding Losses. If Borrower fails to borrow after a Request for Advance has been given to Administrative Agent, Borrower shall reimburse Lenders on demand for any resulting loss or expense incurred by Lenders; provided that Administrative Agent shall have delivered to Borrower a certificate as to the amount of such loss, which certificate shall be conclusive and binding for all purposes, absent manifest error.

         11.13 Increased Costs. If, due to either (i) the introduction of any law or regulation or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) in either case made subsequent to the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining LIBOR based Advances, then Borrower shall from time to time, upon demand by any Lender (with a copy of such demand to Administrative Agent), pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and calculating such amount in reasonable detail, submitted to Borrower by such Lender (with a copy to Administrative Agent), shall be conclusive and binding for all purposes, absent manifest error.

         If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) made subsequent to the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to Administrative Agent), Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit hereunder. A certificate as to the amount of such increased cost and calculating such amount in reasonable detail, submitted to Borrower by such Lender (with a copy to Administrative Agent), shall be conclusive and binding for all purposes, absent manifest error.

         Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR based Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof, and demand therefor by such Lender to Borrower, (i) each LIBOR based Advance will automatically, upon such demand by Lender, convert into an Advance based on the Prime Rate then currently existing (it being understood that interest on such Advances shall change with any change in the Prime Rate), and (ii) the obligation of Lenders to make additional LIBOR based Advances shall be suspended until Lenders notify Borrower that they have determined that the circumstances causing such suspension no longer exist.

         11.14 Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         11.16 Seal. This Agreement is intended to take effect as an instrument under seal.

         11.17 Communications. Except as otherwise provided in this Agreement, all communications between Lenders and Borrower in relation to this Agreement shall be made through Administrative Agent; provided, however, that any requests, certificates, statements, reports or similar items required to be provided by Borrower to Lenders shall be provided to each and every Lender.

         11.18 Joinder by Guarantors. Guarantors join in the execution of this Agreement to express their assent to the terms hereof and acknowledge that, except for the execution and delivery of the Guarantees, the Second Amended Facility would not be offered by Lenders and that sufficient consideration exists for each Guarantor to give its Guarantee to Lenders.

         11.19 Waiver of Jury Trial. LENDERS, AND THE UNDERSIGNED BORROWER AND GUARANTORS, HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR IN RESPECT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS TO ENTER INTO THIS AGREEMENT.

         11.20 Confidentiality Neither Administrative Agent nor any Lender shall disclose any information that Borrower furnishes to Administrative Agent or to any Lender in a writing designated as confidential, (not including any such information that is or becomes generally available to the public or that is or becomes available to Administrative Agent or such Lender from a source other than Borrower or any of its Affiliates) to any other Person without the consent of Borrower, other than (a) to Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

         11.21 Waivers, Amendments, etc. The provisions of this Agreement, the Notes, and each Collateral Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Majority Lenders; provided, however, that no such amendment, modification or waiver which would:

                    (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

                    (b) modify this Section 11.21, change the definition of "Majority Lenders", amend the terms of the Intercreditor Agreement, increase any Commitment or the percentage of any Lender, reduce any fees described herein, release any collateral security, except as otherwise specifically provided in any Collateral Document or amend any Guarantee (or release any Guarantor from its obligations thereunder), or extend any Commitment termination date without the consent of each Lender;

                    (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance or any fee (or reduce the principal amount of or rate of interest on any Advance or any fee) shall be made without the consent of all Lenders with respect to such Advance or fee; or

                    (d) affect adversely the interests, rights or obligations of Administrative Agent in its capacity as Administrative Agent hereunder, without consent of Administrative Agent.

No failure or delay on the part of Administrative Agent, any Lender in exercising any power or right under this Agreement, the Notes, or any Collateral Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Administrative Agent, any Lender under this Agreement or any Collateral Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                     (Signatures are on the following pages)

                         ADMINISTRATIVE AGENT / LENDER:

                         DRESDNER BANK LATEINAMERIKA
                         AKTIENGESELLSCHAFT, Miami Agency,
                         an international bank agency licensed by the State of Florida



                         By: /s/ Frank Huthrance
                             -----------------------------------
                         Print Name: Frank Huthrance
                         Title: Vice President



                         By: /s/ Caleb Vasquez
                             -----------------------------------
                         Print Name: Caleb Vasquez
                         Title: Vice President


                         LENDERS:

                         BANK LEUMI USA,
                         a New York banking corporation



                         By: /s/ Paul Tine
                             -----------------------------------
                         Print Name: Paul Tine
                         Title: Vice President



                         By: /s/ Richard Silverstein
                             -----------------------------------
                         Print Name: Richard Silverstein
                         Title: Senior Vice President


                         ABN AMRO BANK, N.V., Miami Agency,
                         an international bank agency licensed by the State of Florida



                         By: /s/ Richard Lavina
                             -----------------------------------
                         Print Name: Richard Lavina
                         Title: Vice President



                         By: /s/ Miguel Costello
                             -----------------------------------
                         Print Name: Miguel Costello
                         Title: Officer

                         WACHOVIA BANK, N.A.,
                         a national banking association



                         By: /s/ William R. McCarney
                             -----------------------------------
                         Print Name: William R. McCarney
                         Title: Vice President


                         FIRST UNION NATIONAL BANK,
                         a national banking association



                         By: /s/ Walker Duvall
                             -----------------------------------
                         Print Name: Walker Duvall
                         Title: Senior Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO,
                         a national banking association



                         By: /s/ Kimberly J. Striegl
                             -----------------------------------
                         Print Name: Kimberly J. Striegl
                         Title: Assistant Vice President


                         ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida



                         By: /s/ Marco A. Kerbel
                             -----------------------------------
                         Print Name: Marco A. Kerbel
                         Title: Senior Vice President and Manager

                         By: /s/ Stephen J. Jeziorowski
                             -----------------------------------
                         Print Name: Stephen J. Jeziorowski
                         Title: Assistant Vice President


                         BANQUE SUDAMERIS, Miami Agency,
                         an international bank agency licensed by the State of Florida



                         By: /s/ Efrain C. Lopez
                             -----------------------------------
                         Print Name: Efrain C. Lopez
                         Title: Assistant Vice President


                         BORROWER:

                         DYCOM INDUSTRIES, INC.,
                         a Florida corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger,
                                 Chairman and Chief Executive Officer


                         JOINDER BY GUARANTORS:

                         ANSCO & ASSOCIATES, INC.,
                         a Florida corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         IVY H. SMITH COMPANY,
                         a Florida corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President

                         KOHLER CONSTRUCTION COMPANY, INC.,
                         a Florida corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         S.T.S. INC.,
                         a Florida corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         FIBER CABLE, INC.,
                         a Delaware corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         GLOBE COMMUNICATIONS, INC.,
                         a North Carolina corporation;



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         STAR CONSTRUCTION, INC.,
                         a Tennessee corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President

                         TESINC, INC.,
                         an Arizona corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         COMMUNICATIONS CONSTRUCTION GROUP, INC., a Pennsylvania corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         INSTALLATION TECHNICIANS, INC.,
                         a Missouri corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         CABLECOM INC.,
                         a Delaware corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President


                         LOCATING, INC.,
                         a Washington corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice-President

                         ERVIN CABLE CONSTRUCTION INC.,
                         a Kentucky corporation



                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice President


                         APEX DIGITAL TV, INC.,
                         a Kentucky Corporation


                         By: /s/ Thomas R. Pledger
                             -----------------------------------
                                 Thomas R. Pledger, Vice President

                                                                       Exhibit A


             RENEWAL, AMENDED AND RESTATED MASTER PROMISSORY NOTE

$17,500,000.00                                                  Atlanta, Georgia
                                                                  April 27, 1999

      FOR VALUE RECEIVED, DYCOM INDUSTRIES, INC. ("Borrower") promises to pay to the order of DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida ("Agent" or "Lender"), BANK LEUMI USA, a New York Banking Corporation, and, ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "Existing Lenders") and FIRST UNION NATIONAL BANK, a national banking association, ABN AMRO BANK, N.V., Miami Agency, an international bank agency licensed by the State of Florida, WACHOVIA BANK, N.A., a national banking association, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association and BANQUES SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "New Lenders") and Lenders' respective successors and assigns (Existing Lenders, New Lenders and their respective successors and assigns together, "Lenders") at P.O. Box 01-6039, 801 Brickell Avenue, Miami, FL 33131, or at such other place as Lenders shall designate in writing, the principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($17,500,000.00), or such other amount as has been advanced by Lenders pursuant to Section 2.01 of the Second Amended Facility Agreement (as defined below), together with interest, being payable in lawful money of the United States of America, in accordance with the terms and conditions of that certain Second Amended and Restated Credit Facility Agreement (the "Second Amended Facility Agreement") of even date among Borrower, Guarantors and Lenders as amended modified or supplemented from time to time, which terms and conditions are incorporated herein by reference. The outstanding principal amount hereunder shall be payable as provided in Section 2.01 of the Second Amended Facility Agreement.

      This Renewal, Amended and Restated Master Promissory Note is a renewal of, and an amendment to, that certain Renewal, Amended and Restated Master Promissory Note (the "Old Note") dated as of April 29, 1998 delivered by Borrower to Existing Lenders in the original amount of $15,000,000, and provides for the inclusion of New Lenders as additional obligees of Borrower and for the modification of certain terms of the Old Note.

      Borrower also promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until paid at the rate and on the dates provided in Section 2.01 of the Second Amended Facility Agreement.

      This Promissory Note is the Note referred to in Section 2.01 the Second Amended Facility Agreement and is entitled to the benefits thereof. Capitalized terms used in this Promissory Note but not defined herein shall have the meanings given to them in the Second Amended Facility Agreement.

      As provided in the Second Amended Facility Agreement, this Promissory Note is subject to prepayment, in whole or in part. Both principal and interest are payable in lawful money of the United States of America to Lenders in immediately available funds.

      Any Advance made by Lenders to Borrower and any payment made on account of principal and interest hereunder shall be recorded in the appropriate records ("Records") of Lenders on the date such Advance is made or such payment is received and shall show the date and amount of such Advance or payment and the applicable interest rate. The failure of Lenders to make any notation or entry in such Records shall not, however, limit or otherwise affect any of the obligations of Borrower under this Promissory Note.

      If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Second Amended Facility Agreement.

      Borrower hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or any other right in that or any subsequent instance. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law principles.

      BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RENEWAL, AMENDED AND RESTATED PROMISSORY NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS NOTE.


                             DYCOM INDUSTRIES, INC.



                              By:
                                  ----------------------------------------------
                                   Thomas R. Pledger,
                                   Executive Chairman of the Board of Directors

                                                                       Exhibit B


             RENEWAL, AMENDED AND RESTATED MASTER PROMISSORY NOTE

$50,000,000.00                                                  Atlanta, Georgia
                                                                  April 27, 1999

      FOR VALUE RECEIVED, DYCOM INDUSTRIES, INC. ("Borrower") promises to pay to the order of DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida ("Agent" or "Existing Lender"), BANK LEUMI USA, a New York banking corporation, and ISRAEL DISCOUNT BANK LIMITED, Miami, Agency an international bank agency licensed by the State of Florida (collectively, the "Existing Lenders"), and FIRST UNION NATIONAL BANK, a national banking association, ABN AMRO BANK, N.V., Miami Agency, an international bank agency licensed by the State of Florida, WACHOVIA BANK, N.A., a national banking association, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, and BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "New Lenders") and Lenders' respective successors and assigns (Existing Lenders, New Lenders and their respective successors and assigns, together, "Lenders"), at P.O. Box 01-6039, 801 Brickell Avenue, Miami, FL 33131, or at such other place as Lenders shall designate in writing, the principal sum of FIFTY MILLION AND 00/100 DOLLARS ($50,000,000.00), or such other amount as has been advanced by Lenders pursuant to Section 2.02 of the Second Amended Facility Agreement (as defined below), together with interest, being payable in lawful money of the United States of America, in accordance with the terms and conditions of that certain Second Amended and Restated Credit Facility Agreement (the "Second Amended Facility Agreement") of even date among Borrower and Lenders as amended modified or supplemented from time to time, which terms and conditions are incorporated herein by reference. The outstanding principal amount hereunder shall be payable as provided in Section 2.02 of the Second Amended Facility Agreement.

      This Renewal, Amended and Restated Master Promissory Note is a renewal of, and amendment to, that certain Renewal, Amended and Restated Master Promissory Note (the "Old Note") dated as of April 29, 1998 delivered by Borrower to the Existing Lenders in the original amount of $30,000,000, and provides for the inclusion of New Lenders as additional obligees of Borrower and for the modification of certain terms of the Old Note.

      Borrower also promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until paid at the rate and on the dates provided by the Second Amended Facility Agreement.

      This Promissory Note is the Note referred to in Section 2.02 the Second Amended Facility Agreement and is entitled to the benefits thereof. Capitalized terms used in this Promissory Note but not defined herein shall have the meanings given to them in the Second Amended Facility Agreement.

      As provided in the Second Amended Facility Agreement, this Promissory Note is subject to prepayment, in whole or in part. Both principal and interest are payable in lawful money of the United States of America to Lenders in immediately available funds.

      Any Advance made by Lenders to Borrower and any payment made on account of principal and interest hereunder shall be recorded in the appropriate records ("Records") of Lenders on the date such Advance is made or such payment is received and shall show the date and amount of such Advance or payment and the applicable interest rate. The failure of Lenders to make any notation or entry in such Records shall not, however, limit or otherwise affect any of the obligations of Borrower under this Promissory Note.

      If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Second Amended Facility Agreement.

      Borrower hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or any other right in that or any subsequent instance. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law principles.

      BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RENEWAL, AMENDED AND RESTATED MASTER PROMISSORY NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS NOTE.

                             DYCOM INDUSTRIES, INC.



                             By:
                                 -----------------------------------------------
                                  Thomas R. Pledger,
                                  Executive Chairman of the Board of Directors

                                                                       Exhibit C


                 RENEWAL, AMENDED AND RESTATED PROMISSORY NOTE

$12,750,000.00                                                  Atlanta, Georgia
                                                                  April 27, 1999

FOR VALUE RECEIVED, DYCOM INDUSTRIES, INC. ("Borrower") promises to pay to the order of DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida, BANK LEUMI USA, a New York Banking Corporation and, ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "Existing Lenders"), and FIRST UNION NATIONAL BANK, a national banking association, ABN AMRO BANK, N.V., Miami Agency, an international bank agency licensed by the State of Florida, WACHOVIA BANK, N.A., a national banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association and BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "New Lenders") and Lenders' respective successors and assigns, (Existing Lenders, New Lenders and their respective successors and assigns together, "Lenders"), at P.O. Box 01-6039, 801 Brickell Avenue, Miami, FL 33131, or at such other place as Lenders shall designate in writing, the principal sum of TWELVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($12,750,000.00), or such other amount as has been advanced by Lenders pursuant to Section 2.03 of the Second Amended Facility Agreement (as defined below), together with interest, being payable in lawful money of the United States of America, in accordance with the terms and conditions of that certain Second Amended and Restated Credit Facility Agreement (the "Second Amended Facility Agreement") of even date among Borrower, Guarantors and Lenders as amended, modified or supplemented from time to time, which terms and conditions are incorporated herein by reference. The outstanding principal amount hereunder shall be payable as provided in Section 2.03 of the Second Amended Facility Agreement.

      This Renewal, Amended and Restated Promissory Note is a renewal of, and an amendment to, that certain Promissory Note (the "Old Note") dated as of April 29, 1998 delivered by Borrower to Existing Lenders in the original amount of $15,000,000, and provides for the inclusion of New Lenders as additional obligees of Borrower and for the modification of certain terms of the Old Note.

      Borrower also promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until paid at the rate and on the dates provided in Section 2.03 of the Second Amended Facility Agreement.

      This Promissory Note is the Note referred to in Section 2.03 the Second Amended Facility Agreement and is entitled to the benefits thereof. Capitalized terms used in this Promissory Note but not defined herein shall have the meanings given to them in the Second Amended Facility Agreement.

      As provided in the Second Amended Facility Agreement, this Promissory Note is subject to prepayment, in whole or in part. Both principal and interest are payable in lawful money of the United States of America to Lenders in immediately available funds.

      Any Advance made by Lenders to Borrower and any payment made on account of principal and interest hereunder shall be recorded in the appropriate records ("Records") of Lenders on the date such Advance is made or such payment is received and shall show the date and amount of such Advance or payment and the applicable interest rate. The failure of Lenders to make any notation or entry in such Records shall not, however, limit or otherwise affect any of the obligations of Borrower under this Promissory Note.

      If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Second Amended Facility Agreement.

      Borrower hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or any other right in that or any subsequent instance. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law principles.

      BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RENEWAL, AMENDED AND RESTATED PROMISSORY NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS NOTE.


                             DYCOM INDUSTRIES, INC.



                             By:
                                 -----------------------------------------------
                                  Thomas R. Pledger,
                                  Executive Chairman of the Board of Directors

                                                                       Exhibit D

             RENEWAL, AMENDED AND RESTATED MASTER PROMISSORY NOTE

$95,000,000.00                                                  Atlanta, Georgia
                                                                  April 27, 1999

      FOR VALUE RECEIVED, DYCOM INDUSTRIES, INC. ("Borrower") promises to pay to the order of DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida ("Agent" or "Lender"), BANK LEUMI USA, a New York banking corporation, and ISRAEL DISCOUNT BANK LIMITED, an international bank agency licensed by the State of Florida, (collectively, the "Existing Lenders"), and FIRST UNION NATIONAL BANK, a national banking association, ABN AMRO BANK, N.V., Miami Agency, an international bank agency licensed by the State of Florida, WACHOVIA BANK, N.A., a national banking association, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, a national banking association, and BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida (collectively, the "New Lenders") and Lenders' respective successors and assigns (the Existing Lenders, the New Lenders and their respective successors and assigns together, the "Lenders"), at P.O. Box 01-6039, 801 Brickell Avenue, Miami, FL 33131, or at such other place as Lenders shall designate in writing, the principal sum of NINETY-FIVE MILLION AND 00/100 DOLLARS ($95,000,000.00), or such other amount as has been advanced by Lenders pursuant to Section 2.04 of the Second Amended Facility Agreement (as defined below), together with interest, being payable in lawful money of the United States of America, in accordance with the terms and conditions of that certain Second Amended and Restated Credit Facility Agreement (the "Second Amended Facility Agreement") of even date among Borrower, Guarantors and Lenders, as amended, modified or supplemented from time to time, which terms and conditions are incorporated herein by reference. The outstanding principal amount hereunder shall be payable as provided in Section 2.04 of the Second Amended Facility Agreement.

      This Renewal, Amended and Restated Master Promissory Note is a renewal of, and an amendment to, that certain Master Promissory Note (the "Old Note") dated as of April 29, 1998 delivered by Borrower to the Existing Lenders in the original amount of $25,000,000, and provides for the inclusion of the New Lenders as additional obligees of Borrower and for the modification of certain terms of the Old Note.

      Borrower also promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until paid at the rate and on the dates provided in Section 2.04 of the Second Amended Facility Agreement.

      This Promissory Note is the Note referred to in Section 2.04 the Second Amended Facility Agreement and is entitled to the benefits thereof. Capitalized terms used in this Promissory Note but not defined herein shall have the meanings given to them in the Second Amended Facility Agreement.

      As provided in the Second Amended Facility Agreement, this Promissory Note is subject to prepayment, in whole or in part. Both principal and interest are payable in lawful money of the United States of America to Lenders in immediately available funds.

      Any Advance made by Lenders to Borrower and any payment made on account of principal and interest hereunder shall be recorded in the appropriate records ("Records") of Lenders on the date such Advance is made or such payment is received and shall show the date and amount of such Advance or payment and the applicable interest rate. The failure of Lenders to make any notation or entry in such Records shall not, however, limit or otherwise affect any of the obligations of Borrower under this Promissory Note.

      If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Second Amended Facility Agreement.

      Borrower hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or any other right in that or any subsequent instance. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law principles.

      BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RENEWAL, AMENDED AND RESTATED MASTER PROMISSORY NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THIS NOTE.

                          DYCOM INDUSTRIES, INC.



                          By:
                              -----------------------------------------------
                               Thomas R. Pledger,
                               Executive Chairman  of  the  Board  of Directors

                                                                       Exhibit E
                                                                       ---------

                               REQUEST FOR ADVANCE
                               -------------------


LENDER:                                      PRO-RATA SHARE      ADVANCE AMOUNT

DRESDNER BANK LATEINAMERIKA
AKTIENGESELLSCHAFT, MIAMI AGENCY             20.3994294%         _______________
FIRST UNION NATIONAL BANK                    20.2567760%         _______________
ABN AMRO BANK N.V                            12.5534950%         _______________
WACHOVIA BANK N.A.                           12.5534950%         _______________
BANK LEUMI USA                                8.5592011%         _______________
BANQUE SUDAMERIS                              8.5592011%         _______________
THE FIRST NATIONAL BANK OF CHICAGO            8.5592011%         _______________
ISRAEL DISCOUNT BANK, MIAMI AGENCY            8.5592011%         _______________
(the "Lenders")
                                   TOTAL ADVANCE REQUESTED:      _______________


RE:  DYCOM INDUSTRIES, INC.
     Request for Advance under Second Amended and Restated Credit Facility Agreement
     Advance Number ______

Dear Sir/Madam:

We hereby request that you advance the amount of [Amount] (the "Advance") which Advance shall be for a period of [period] days and have a Maturity Date of [Maturity], under and subject to the terms, conditions and provisions of Paragraph [2.02] [2.04] of: (i) that certain Second Amended and Restated Credit Facility Agreement (the "Agreement") dated April __, 1999, by and between Dycom Industries, Inc., a Florida Corporation, as Borrower, the Guarantors identified below and the Lenders; (ii) that certain Renewal, Amended and Restated Master Promissory Note made by Borrower, in favor of Lenders, dated April __, 1999; and
(iii) those certain Guarantees dated April __, 1999 made jointly and severally by ANSCO & ASSOCIATES, INC. , a Florida Corporation; IVY H. SMITH COMPANY, a Florida Corporation; KOHLER CONSTRUCTION COMPANY, INC., a Florida Corporation; S.T.S. INC., a Florida Corporation; FIBER CABLE, INC., a Delaware Corporation; GLOBE COMMUNICATIONS, INC., a North Carolina Corporation; STAR CONSTRUCTION, INC., a Tennessee Corporation; TESINC, INC., an Arizona Corporation; COMMUNICATIONS CONSTRUCTION GROUP, INC., A Pennsylvania Corporation; LOCATING, INC., a Washington corporation; IRVINE CABLE CONSTRUCTION INC., a Kentucky corporation; APEX DIGITAL TV, INC., a Kentucky corporation; INSTALLATION TECHNICIANS, INC., a Missouri Corporation; and CABLECOM INC., a Delaware Corporation, as Guarantors and each as Guarantor, in favor of Lenders, guaranteeing the payment and performance of all obligations of Borrower pursuant to items (i) and (ii) above. The funds shall be used for the purpose of [Purpose], and shall be used exclusively by [Borrower] [Guarantor]. [Attached hereto are supplier's invoices and/or bills of lading and/or other supporting documentation for the equipment being financed by this Advance.]

We hereby elect that the interest rate to be charged for this Advance shall be the [LIBOR Rate] [Prime Rate] as provided for under Paragraph [2.02(C)(1)] [2.02(C)(2)] [2.04(C)(1)] [2.04(C)(2)] of the Agreement We likewise confirm and acknowledge the continued validity and enforceability of the above-stated documents and all other loan documents executed and delivered in connection therewith and the applicability of the same to this Advance.
This constitutes a Request for Advance under the Agreement.

Sincerely,

Dycom Industries, Inc.



By:  _________________________

                                                                       Exhibit F
                                                                       ---------

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement"), made this ___ day of April, 1999, by ________________________, a
_________ corporation (hereinafter called the "Debtor"), having its principal address at _________________________, who, for valuable consideration, the receipt and sufficiency of which is, hereby, acknowledged, hereby grants to DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida, BANK LEUMI USA, a New York banking corporation, ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida, (collectively, "Existing Secured Parties"), and ABN AMRO BANK N.V., Miami Agency, an international bank agency licensed by the State of Florida, BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, FIRST UNION NATIONAL BANK, a national banking association; WACHOVIA BANK N.A., a National Banking Association (collectively "New Secured Parties") (Existing Secured Parties and New Secured Parties together, "Secured Party"), and renews and/or amends, a lien upon and security interest in the property and any replacements thereof described in Exhibit "A" attached hereto and by this reference made a part hereof as well as all proceeds therefrom and insurance thereon (said property being hereinafter called the "Collateral"). All terms not defined herein shall have the meanings assigned to them under the Second Amended and Restated Facility Agreement of even date herewith, as amended or modified from time to time (the "Second Amended Facility Agreement") among the Borrower, the Debtor, the other Guarantors named therein and the Secured Party.

         This Security Agreement is entered into to secure payment of and performance of any and all of Obligations to Secured Party now or hereafter existing under the Second Amended Facility Agreement, the Notes, and the other Collateral Documents thereto of even date herewith as well as any obligations arising under or in connection with Hedging Instruments entered into from time to time ("Rate Hedging Obligations" and, together with the "Obligations" the "Secured Obligations"), and has been amended and restated to provide for, among other things, the inclusion of New Secured Parties as additional obligees and for the continuation, amendment and renewal of the Security Agreement between Existing Secured Parties and Debtor dated as of April 28, 1997 as amended and restated by that certain Amended and Restated Security Agreement dated April 29, 1998. Any documents including, but not limited to, any notes, mortgages, security agreements, including Security Agreement, securing or evidencing the Secured Obligations and are hereinafter collectively called the "Collateral Documents."

         Incident thereto, Debtor agrees with Secured Party as follows:

         1.  Debtor warrants and represents that:

                  (a) Debtor is the lawful owner of such Collateral and has good right to pledge, sell, assign, co-sign, transfer and create a security interest in the same;

                  (b) Debtor will, at Secured Party's request, defend the Collateral from all claims and demands of all persons;

                  (c) All tangible Collateral is to be kept at the business to be maintained at Debtor's principal place of business, and will not be removed therefrom, except in the ordinary course of business, without the prior written consent of Secured Party; provided, however, that it may move tangible Collateral to a location of an affiliate with respect to which Secured Party also has a perfected security interest in like Collateral; and

                  (d) Debtor will, at its own cost and expense, keep the Collateral in as good and substantial repair as the same is in at this date, or as the same exists when acquired, reasonable wear and tear excepted, making replacements when and where necessary and, in this connection, Secured Party hereby agrees that it will give its written consent to the removal by Debtor of the same, or any part thereof, from the above described property if and to the extent that such removal is necessary or advisable so to do in connection with Debtor's fulfilling of its obligations under this subparagraph `1', as long as such Collateral is replaced by Collateral which is unencumbered and of equal value and if, in the opinion of Secured Party, the priority of its security interest therein will not be jeopardized.

                  (e) The Collateral is not subject to any other liens except the first priority liens in favor of Secured Party set forth herein.

         2. Upon request and as instructed by Administrative Agent, Debtor agrees to comply with the requirements of all applicable state and federal laws in order to grant to Secured Party a valid lien upon, and a security interest in, the Collateral described herein, or which may be described in any amendment supplementary hereto.

         3. Debtor will pay, when due, all taxes, assessments, and other charges lawfully and validly levied or assessed upon the Collateral or any part thereof, and Debtor will pay any and all fees, costs and expenses, of whatever kind and nature, which Administrative Agent may incur in filing public notices, and the reasonable charges of any attorneys whom Administrative Agent may engage in preparing and filing such documents, making title examinations and rendering opinion letters, as well as expenses incurred by Administrative Agent, including reasonable attorney's fees, in protecting, maintaining, preserving, enforcing or foreclosing the security interest granted to Administrative Agent hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this transaction, promptly after Debtor shall have been notified by Secured Party of the amount of such fees, costs or expenses.

         4. Debtor agrees that Secured Party, or its agents, may enter upon Debtor's property at any time, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. Debtor agrees to promptly notify Administrative Agent of any change in its mailing address or principal place of business, in order that a prompt refiling of any outstanding notices may be made, if necessary. Debtor shall also advise Administrative Agent, within thirty (30) days, of any new facts known to Debtor which, under the applicable provisions of law, would affect the priority of the security interest granted to Secured Party by this instrument.

         5. Debtor will have and maintain insurance at all times with respect to all Collateral in types, forms, amounts and in the manner as specified in the Second Amended Facility Agreement, this Security Agreement and any other Collateral Document, such insurance to be payable to Administrative Agent on behalf of Secured Party and Debtor, as their interests may appear. All policies of insurance shall provide for thirty (30) days written minimum cancellation notice to Administrative Agent and Debtor shall furnish Administrative Agent with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions as set forth herein and in the Collateral Documents.

         6. At its option, Administrative Agent may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. All such sums, as well as costs, advanced by Secured Party pursuant to this Security Agreement shall be due immediately from Debtor to Secured Party, shall be secured hereby and shall bear interest at the highest default rate of interest specified in any note or other agreement evidencing the Secured Obligations and if no such instrument exists, then at the highest rate allowed by law, from the date of payment by Secured Party until the date of repayment by Debtor. Until Default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

         7. (a) Upon the occurrence of any Event of Default and acceleration of the Obligations under the Second Amended Facility Agreement or acceleration of any Rate Hedging Obligation under any Hedging Instruments, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code as adopted in Florida. Secured Party may require Debtor to assemble and deliver the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Administrative Agent on behalf of Secured Party may peaceably, by its own means or with judicial assistance, enter Debtor's Property and Debtor will not resist or interfere with such action. Unless the Collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, Administrative Agent will give Debtor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this Security Agreement at least twenty (20) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorney's fees and legal expenses.

                  (b) In case of the exercise of any of the rights of Secured Party hereunder, all Collateral, and other property or security given to secure the indebtedness secured hereby, may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security or without assigning to them any proportion of the proceeds of such sale, Debtor insofar as it legally may so do hereby waiving the application of any doctrine of marshalling, or the Collateral, or such other property or security, may be offered for sale separately, and sales may be held from time to time, and all powers of Secured Party shall not be fully executed until all Collateral, and such other property or security, shall have been sold.

                  (c) any proceeds derived from the sale or disposition of any Collateral shall be distributed as follows:

                           (i) first, to the payment of any expenses of Secured
Party in the enforcement of its rights hereunder;

                           (ii) second, for the payment of fees due under the
Second Amended Facility Agreement;

                           (iii) third, to the payment of any accrued interest
and/or penalties payable to Lenders;

                           (iv) fourth, to the payment of the principal amount
of any outstanding Advances and outstanding Rate Hedging Obligations pari passu;

                           (v) fifth, any other Secured Obligation including,
without limitation, obligations under Letters of Credit that are not yet outstanding; and

                           (vi) sixth, to Debtor, or as a court of competent
jurisdiction may decide.

         8. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors and assigns. If there be more than one Debtor, their obligations hereunder shall be joint and several.

         9. The covenants and agreements herein contained shall extend to, inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto, the same as if they were in every case named and expressed.

         10. Debtor covenants and agrees to execute such financing statements, security agreements or other instruments with respect to the Collateral as Administrative Agent or any Lender may request, and hereby authorizes Administrative Agent or any Lender to execute and file, at any time, such financing statements without Debtor's signature. Debtor agrees that Administrative Agent or any Lender may file this Security Agreement in lieu of any such financing statement.

         11. This Security Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law principles.

         THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS SECURITY AGREEMENT.

         IN WITNESS WHEREOF, Debtor has caused this instrument to be duly executed on its behalf as of the day and year first above written.


Signed, sealed and delivered
in the presence of:


____________________________________              [BORROWER/GUARANTOR]
                                                  a ______________ corporation




                                        By_________________________________
                                             Thomas R. Pledger,
                                             [Executive Chairman of the Board of
                                             Directors/Vice-President]




STATE OF                   )
                           ) SS
COUNTY OF                  )

         The foregoing instrument was acknowledged before me this ___ day of April 1999, by Thomas R. Pledger, as ___________________________________ of
[BORROWER/GUARANTOR], a Florida corporation, who produced the following as identification _____________ and who did (did not) take an oath.



                                        --------------------------------------
                                        NOTARY PUBLIC, STATE OF GEORGIA
My Commission Expires:

                                   EXHIBIT "A"

                          Description of the Collateral



         All of the Debtor's right, title and interest in the following items of personal property, wherever located, whether now owned or hereafter acquired or arising, together with all replacements and additions therefor and all cash and non-cash proceeds (including insurance proceeds) and products thereof:

                  (A) All machinery, equipment, vehicles, vessels, aircraft, fixtures, buildings, appliances, furniture and other tangible assets.

                  (B) All inventory.

                  (C) All accounts, contract rights and accounts receivable, and all returned or repossessed goods arising from or relating to any of the said accounts or rights.

                  (D) All instruments, documents, chattel paper and general intangibles, rights in trademarks, trade names, patents, copyrights and licenses.

                  (E) All cash or non-cash proceeds of any of the foregoing, including insurance proceeds.

                  (F) All ledger sheets, files, records, documents, and instruments (including but not limited to, computer programs, tapes and related electronic data processing software) evidencing an interest or relating to the above.

                  (G) All substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above, and all products or proceeds of the above.

         Together with all instruments, documents, chattel papers and general intangibles relating to or arising from the foregoing Collateral and all cash and non-cash proceeds and products thereof.

         THIS EXHIBIT "A" TO SECURITY AGREEMENT executed by Debtor this ____ day of April, 1999.

                                                  [BORROWER/GUARANTOR]
                                                  a ______________ corporation



                                        By_________________________________
                                             Thomas R. Pledger,
                                             Title: _______________________

                                                                       Exhibit G
                                                                       ---------



                 SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT

      This continuing, absolute and unconditional amended and restated guarantee is given by the undersigned ("Guarantor") to induce DRESDNER BANK LATEINAMERIKA AKTIENGESELLSCHAFT, Miami Agency, an international bank agency licensed by the State of Florida, BANK LEUMI USA, a New York banking corporation, ISRAEL DISCOUNT BANK LIMITED, Miami Agency, an international bank agency licensed by the State of Florida (collectively, "Existing Lenders"), and ABN AMRO BANK N.V., Miami Agency, an international bank agency licensed by the State of Florida, BANQUE SUDAMERIS, Miami Agency, an international bank agency licensed by the State of Florida; THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, FIRST UNION NATIONAL BANK, a national banking association; WACHOVIA BANK N.A., a national banking association (collectively, "New Lenders") (Existing Lenders and New Lenders together, "Lenders"), having a business address of P.O. Box 01-6039, 801 Brickell Avenue, Miami, FL 33131 to extend credit to or otherwise become or remain the creditor of DYCOM INDUSTRIES, INC., a Florida corporation ("Borrower");
      In consideration of the foregoing, Guarantor does hereby agree with Lenders as follows:

1. GENERAL.

             This Second Amended and Restated Guarantee Agreement provides for the inclusion of New Lenders as additional obligees of Borrower, and represents the continuing, absolute and unconditional Guarantee by the undersigned of all of Borrower's existing and new obligations to Existing Lenders and to New Lenders.

2. OBLIGATION OF GUARANTOR.

             Guarantor absolutely and unconditionally guarantees to Lenders, their successors and assigns (whether collateral assigns or otherwise), the prompt and full payment in United States currency and performance to Lenders at the place of business of Lenders set forth above or at such other place and to such other person as Lenders may designate at maturity of any and every obligation, in connection with which either as maker, drawer, guarantor, endorser or otherwise, whether directly, indirectly or contingently, Borrower is, either individually or jointly and severally with any other person or persons, or shall become at any time in the future liable to Lenders, with interest thereon at the rate or rates provided in the obligations guaranteed hereby or at the maximum rate allowed from time to time by law in Florida, whichever is less, until payment in full has been received by Lenders, together with all attorneys' fees, costs and expenses of collection whether suit be brought or not, including costs, expenses and attorneys' fees on appeal if an appeal is taken from any suit, incurred by Lenders, in connection with any matter covered by this Guarantee. Guarantor also absolutely and unconditionally guarantees the full and timely performance of all duties and obligations whatsoever of Borrower to Lenders, whether now existing or hereafter arising, and agrees in the event Borrower fails to fully and timely perform any of said duties and obligations to fully and timely perform same.

3. TERM OF GUARANTEE.

             The liability of Guarantor hereunder shall continue until the earlier of (i) the 120th day after this Guarantee is marked "Cancelled" by Lenders and returned to Guarantor or (ii) until Lenders shall receive written notice, by registered mail signed by Guarantor, cancelling this Guarantee, but such cancellation shall not affect in any way the continuing liability of Guarantor on any transactions covered by this Guarantee up to the time of the actual receipt by Lenders of such notice of cancellation, including any advance or other monies which may at any time thereafter be made by Lenders to Borrower pursuant to any agreement, promissory note or other instrument or document evidencing any indebtedness of Borrower to Lenders, entered into prior to the receipt by Lenders of said notice by Guarantor. Notwithstanding the receipt by Lenders of any notice of cancellation hereunder, Lenders may in their discretion amend, modify and renew in any way whatsoever any agreement, promissory note or other instrument or document evidencing any indebtedness of Borrower to Lenders and in existence at the time said notice of cancellation is received by Lenders, all without affecting in any way whatsoever the continuing liability of Guarantor hereunder, but the liability of Guarantor solely in regard to the principal amount owed Lenders shall not exceed the amount of principal owing to Lenders at the time said notice of cancellation is received by Lenders together with such additional amounts as may thereafter be advanced by Lenders to or on behalf of Borrower pursuant to any such agreement, promissory note or other instrument or document in existence at the time said notice is received by Lenders. In the event said notice of cancellation is given, the liability of Guarantor shall continue without limitation whatsoever for all amounts other than principal (which is limited under the preceding sentence) due Lenders such as interest, attorney's fees, costs, and other such amounts.

4. BANKRUPTCY OF BORROWER.

             Notwithstanding that the Guarantee may have been cancelled under paragraph 3, and/or returned to Guarantor, to the extent Borrower has made any payments to Lenders within the one (1) year period following the date this Guarantee was so cancelled, and Guarantor was obligated under this Guarantee for said payments, the liability of Guarantor hereunder shall at all times continue for the amounts so paid by Borrower to Lenders. If, for any reason (e.g. bankruptcy, or otherwise), Lenders are not permitted to retain the payments so made by Borrower during said one (1) year period, Guarantor shall be liable under this Guarantee for the amount of such payments as if this Guarantee had never been cancelled and Lenders shall be entitled to recover said amount so paid by Borrower within said one (1) year period. Anything in this Guarantee to the contrary notwithstanding, if at any time this Guarantee is to be cancelled under the provisions of paragraph 3, Lenders may retain this Guarantee for a period of one hundred twenty (120) days after the date said Guarantee is to be so cancelled and in the event no bankruptcy petition has been filed by or against Borrower for the one (1) year period following the date the Guarantee is to be cancelled, then, in that event, the Guarantee shall be returned to Guarantor. If, however, a bankruptcy petition has been filed by or against Borrower during the one (1) year period, and Borrower has made payments to Lenders during the one (1) year period, this Guarantee shall not be cancelled and/or returned to Guarantor unless and until a decision by a court of competent jurisdiction, or other agreement has been entered or reached, pursuant to which Lenders shall be entitled to retain all such monies paid during the one (1) year period. If, as set forth above, Lenders are obligated to return to Borrower any monies so paid during the one (1) year period, this Guarantee shall not be cancelled (notwithstanding it being marked "Cancelled" and returned to Guarantor) and Guarantor shall continue to be liable to Lenders for all monies paid during the one (1) year period. If Lenders shall have marked this Guarantee "Cancelled" and/or returned this Guarantee to Guarantor, and under the provisions of this paragraph 4 or paragraph 3, Guarantor has continuing liability to Lenders for certain amounts which Lenders have or are obligated to return to Borrower, then, in such case, Lenders may enforce their rights under this Guarantee upon any copy of this Guarantee notwithstanding the fact that the original of this Guarantee may have been marked "Cancelled" and/or returned to Guarantor.

5. CONSENT TO LENDERS' ACTS.

             Guarantor consents, without affecting in any way Guarantor's liability to Lenders hereunder, that Lenders may, without notice to or consent of Guarantor and upon such terms as they may deem advisable and with or without consideration and after notice of cancellation is received by Lenders under paragraph 3 hereof: (a) extend, in whole or in part, by renewal or otherwise, and as often as Lenders may wish, the time of payment of any indebtedness owing by Borrower, to Lenders, or held by Lenders as security for any such obligation; (b) release, surrender, exchange, modify, impair, or extend the period of duration, or the time for performance of payment, of any collateral securing any obligation of Borrower to Lenders; (c) settle or compromise any claim of Lenders against Borrower, or against any other person, firm or corporation, whose obligation is held by Lenders as collateral security for any obligation of Borrower to Lenders; and (d) release in whole or in part any person liable for the payment of any obligation of Borrower to Lenders including, but not limited to, any person liable as an endorser, guarantor or judgment debtor (if Lenders obtain a judgment on any obligation of Borrower) of said obligation and, in any event, any such release shall not affect the liability of Guarantor for the entire amount of any and every obligation of Borrower to Lenders. Further, Lenders shall not be under any obligation whatsoever to obtain or perfect or to maintain the perfection of any security interest or other lien on property to secure indebtedness of Borrower to Lenders and Lenders shall have no obligation to, and shall not have any liability for failing to, obtain or perfect or to maintain the perfection of any security interest or lien on property to secure indebtedness of Borrower. Any failure of Lenders to obtain and perfect or to maintain the perfection of any security interest or lien shall not affect in any way whatsoever the obligation of Guarantor to Lenders under this Guarantee. Guarantor hereby ratifies and confirms any such extension, renewal, release surrender, exchange, modification, impairment, settlement, or compromise, and all such actions shall be binding upon Guarantor who hereby waives all defenses, counterclaims, or offsets which Guarantor might have by reason thereof.

6. WAIVERS BY GUARANTOR.

             Guarantor waives: (a) notice of acceptance of this Guarantee by Lenders; (b) notice of presentment, demand for payment, notice of dishonor or protest of any of Borrower's obligations or the obligation of any person, firm, or corporation held by Lenders as collateral security for Borrower's obligation; (c) notice of the failure of any person, firm, or corporation to pay to Lenders any indebtedness held by Lenders as collateral security for any obligation of Borrower; (d) failure of Lenders to obtain and perfect or maintain the perfection or priority of any security interest or lien on property to secure any indebtedness of Borrower; and (e) all defenses, offsets and counterclaims which Guarantor may at any time have to any claim of Lenders against Borrower.

7. SUBROGATION.

             Nothing herein contained is intended or shall be construed to give to Guarantor any right of subrogation in or under any note, security document or any other loan document evidencing in any way or relating to any obligation of Borrower to Lenders which is or may be covered by this Guarantee, any right to participate in any way therein, or in the right, title and interest of Lenders in or to any collateral covered by any loan or security documents relating to any such obligations notwithstanding any payments made by Guarantor under this Guarantee, all such rights of subrogation and participation being hereby expressly waived and released.


8. SUBORDINATION.

             In the event that for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor, Guarantor agrees that the amount of such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to all obligations of Borrower to Lenders which are covered by this Guarantee, and that Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to Lenders shall have been paid in full. If any payment shall have been made to Guarantor by Borrower on any said indebtedness during any time that there are obligations outstanding from Borrower to Lenders which are covered by this Guarantee, Guarantor shall hold in trust all such payments for the benefit of Lenders and shall make said payments to Lenders to be credited and applied against obligations of Borrower to Lenders, whether matured or unmatured, in accordance with the discretion of Lenders.

9. REPRESENTATIONS BY GUARANTOR.

             Guarantor represents and warrants that:

             (i) at the time of the execution and delivery of this Guarantee, nothing exists to impair the effectiveness of the liability of Guarantor to Lenders hereunder, or the immediate taking effect of this Guarantee as the sole agreement between Guarantor and Lenders with respect to guaranteeing Borrower's obligation to Lenders;

             (ii) it is in the best interest of Guarantor to execute this Guarantee inasmuch as Guarantor will derive substantial direct and indirect benefits from the Advances made from time to time to Borrower by Lenders pursuant to the Second Amended and Restated Facility Agreement of even date herewith (the "Second Amended Facility Agreement"); and

             (iii) all representations and warranties contained in Article V of the Second Amended Facility Agreement, insofar as the representations and warranties contained therein are applicable to Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable to Guarantor) and all other terms of the Second Amended Facility Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated herein by reference as though specifically set forth in this Section.

10. REMEDIES OF LENDERS.

             Lenders may at their option proceed in the first instance against Guarantor to collect any obligation covered by this Guarantee, without first proceeding against Borrower for said obligation, or any other person, firm or corporation liable for said obligation, and without first resorting to any property at any time held by Lenders as collateral security for said obligation and without any marshalling of assets whatsoever. Guarantor hereby confirms the grant of the security interest granted under that certain Amended and Restated Security Agreement of even date herewith among Guarantor and Lenders as secured parties under the Second Amended and Restated Credit Facility Agreement of even date herewith among Borrower, the guarantors named therein and Lenders.

11. CONSTRUCTION AND BENEFIT.

             This Guarantee is delivered and made in, and shall be construed pursuant to and governed by, the laws of the State of Florida, and is binding upon Guarantor and its legal representatives and successors, and shall inure to the benefit of Lenders, their respective successors and assigns.

12. MISCELLANEOUS.

             In the event it becomes necessary for Lenders to exercise their rights under this Guarantee, whether suit be brought or not, Guarantor shall be liable for all costs and attorneys' fees incurred by Lenders, including costs and attorneys' fees incurred by Lenders on appeal. To the extent Guarantor is obligated to make any payments to Lenders under this Guarantee, Lenders may offset and retain in payment of said amounts any and all monies of Guarantor in the possession of any of Lenders or any of their affiliates at any time, including, but not limited to, any accounts of Guarantor at any of Lenders. In the further event Lenders obtain a final judgment against Guarantor upon this Guarantee, the judgment shall bear interest not at the judgment rate but at the highest rate permitted by applicable law from time to time in effect at the time of said judgment. Further, Guarantor agrees that the proper venue for any action which may be brought under this Guarantee, in addition to any other venue permitted by law, shall be in the county in which is located Lenders' business office as designated above or the office of an assignee of this Guarantee. The liability of Guarantor hereunder, if more than one, shall be joint and several. The term "Lenders" shall be deemed to include the aforementioned Lenders and all their respective departments and any individual, partnership or corporation acting as their nominee or agent, and any of their respective corporate subsidiaries or affiliates, the stock of which is owned or controlled, directly or indirectly, by it or by any affiliate of any of Lenders. The term "Borrower" shall include the individual or individuals, association, partnership, corporation or other entity named herein as Borrower and (a) any successor individual or individuals, association, partnership, corporation or other entity to which all or substantially all of the business or assets of said Borrower shall have been transferred, (b) in the case of a partnership Borrower, any new partnership which shall have been created by reason of the admission of any new partner or partners therein and/or the dissolution of the existing partnership by the death, resignation or other withdrawal of any partner, and (c) in the case of a corporate Borrower, any other corporation into or with which said Borrower shall have been merged, consolidated, reorganized, purchased or absorbed.

13. FINANCIAL STATEMENTS.

             At the request of Lenders, Guarantor shall, from time to time, prepare and deliver to Lenders a complete and current financial statement of Guarantor setting forth all the assets and liabilities of Guarantor (and to the extent any person other than Guarantor has any interest in said assets or any person other than Guarantor is jointly liable for any of said obligation, said matters shall be set forth in their entirety in the financial statements) all signed by Guarantor under oath as being true and correct. To the extent any assets or liabilities set forth on said financial statement are owned by Guarantor for which there is any such joint liability, all said assets shall be so specified and set forth.

14. COMPLETE AGREEMENT.

             The whole of this Guarantee is herein set forth and there is no verbal or other written agreement, and no understanding or custom affecting the terms hereof. This Guarantee can be modified only by a written instrument signed by the party to be charged therewith.

THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS ENTERING INTO THIS SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT.

      IN WITNESS WHEREOF, Guarantor has signed this agreement on the ___ day of April, 1999.

Signed, sealed and delivered
in the presence of:                          [NAME OF SUBSIDIARY]
                                             a ___________ corporation
__________________________________
                  WITNESS

__________________________________           By:________________________________
                  WITNESS                      Thomas R. Pledger, Vice-President

                                             ADDRESS____________________________

                                             ___________________________________

STATE OF __________________
COUNTY OF ________________

The foregoing instrument was acknowledged before me by Thomas R. Pledger, as Vice-President of [NAME OF SUBSIDIARY], a _____________ corporation, the ___ day of April, 1999.


                                             ___________________________________
(NOTARIAL SEAL)                              NOTARY PUBLIC
                                             My commission expires:

                               EXHIBIT "H" FORM OF
                            ASSIGNMENT AND ACCEPTANCE


            Reference is made to the Second Amended and Restated Credit Facility Agreement dated as of April 22, 1999 (as amended or modified from time to time, the "Credit Facility Agreement") among Dycom Industries, Inc., a Florida corporation ("Borrower"), Lenders (as defined in the Credit Facility Agreement) and Dresdner Bank Lateinamerika AG, as administrative agent for Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            "Assignor" and "Assignee" referred to on Schedule I hereto agree as follows:

            1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Facility Agreement and other loan documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Facility Agreement. After giving effect to such sale and assignment, Assignee's Commitment and the amount of the Advances owing to Assignee will be as set forth on Schedule 1 hereto.

            2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Facility Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Facility Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Facility Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the interest in the Notes held by Assignor and requests that Administrative Agent exchange such Notes for a new Notes payable to the order of Lenders, including Assignee.

            3. Assignee (i) confirms that it has received a copy of the Credit Facility Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Facility Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes

      Administrative Agent to take such action as and to exercise such powers and discretion under the Credit Facility Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Facility Agreement are required to be performed by it as a Lender.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on Schedule 1 hereto.

            5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) Assignee shall be a party to the Credit Facility Agreement and the other Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Facility Agreement.

            6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Facility Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Facility Agreement and the Notes for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

      Percentage interest assigned:                                     _____%

      Assignee's Commitment:                                       $__________

      Aggregate outstanding principal amount of Advances assigned: $__________

      Principal amount of Pro Rata Amount of
      Notes payable to Assignee:                                   $__________

      Principal amount of Pro Rata Amount of
      Notes payable to Assignor:                                   $__________

      Effect Date:     _______________, 199_


                                          [NAME OF ASSIGNOR], as Assignor


                                          By
                                             -----------------------------------
                                             Title:

                                          Dated:  _______________, 199_


                                          [NAME OF ASSIGNEE], as Assignee


                                          By
                                             -----------------------------------
                                             Title:

                                          [Address]



Accepted [and Approved](1) this
__________ day of _______________, 199_

_________________________, as Administrative Agent


--------
(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (v) of the definition of "Eligible Assignee".

By
   -------------------------------
   Title:


[Approved this __________ day
of _______________, 199_


Dycom Industries, Inc.


By                                ](2)
   -------------------------------
   Title:





--------
(2) if the Assignee is an Eligible Assignee solely by reason of clause (v) of the definition of "Eligible Assignee".